Exhibit 10.12

** Indicates information which has been omitted and filed separately with the SEC pursuant to a confidential treatment request. Asterisks appear on Exhibit D of this agreement.
                            NETWORK ACCESS AGREEMENT
                            ------------------------
This NETWORK ACCESS AGREEMENT ("Agreement") is made and entered into by and between FOUNDATION HEALTH MEDICAL RESOURCE MANAGEMENT aka Reviewco, a California
        -----------------------------------------------------------
Corporation ("FHMRM") and ROCKPORT HEALTHCARE GROUP .INC. ("NETWORK"). The
                          -------------------------------
effective date of this Agreement is September 1, 1999.
                                    RECITALS
     A. NETWORK has entered into contractual arrangements with health care providers including physicians, hospitals and other ancillary providers ("Participating Providers") for the purposes of arranging for the delivery of health care services required to be provided, pursuant to the terms of applicable workers' compensation law, to injured employees ("Occupational Medical Care") at NETWORK'S Contract Charges.

     B. FHMRM offers various workers' compensation services ("Occupational Medical Management Services") to commercial insurance carriers, third party administrators, self-insured Employers and other entities obligated to pay for Occupational Medical Care rendered to employees ("Payors"), including but not limited to provider network access, bill review, care management and practice management.

     C. FHMRM desires to obtain unlimited access, on behalf of it and its existing and future Payors, to NETWORK'S Participating Providers at NETWORK'S Contract Charges.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the parties agree as follows:

                                    SECTION 1
                                   DEFINITIONS

1.1 Billed Charges are charges made by a Participating Provider for Occupational Medical Care.

1.2 Compensability or Compensable is the sole determination or recommendation by Payor that an illness or injury has occurred as a result of an accident arising out of and in the course of employment. Such a decision is made pursuant to statutory and contractual provisions.

1.3 Contract Charges are charges for Occupational Medical Care paid to a Participating Provider pursuant to the applicable Participating Provider Agreement.

1.4 Covered Services means those Compensable Medically Necessary inpatient, outpatient, ambulatory, diagnostic and ancillary Occupational Medical Care services and supplies obtained for an Employee from a Participating Provider in accordance with the terms of this Agreement.

1.5 Employee is a person for whom a Payor is obligated to arrange and pay for Occupational Medical Care.

1.6 Fee Schedule is the list of codes, service descriptions and corresponding dollar amounts, discounts or other pricing mechanisms allowed, mandated or otherwise governed by the laws of the jurisdiction under which Occupational Medical Care is rendered pursuant to this Agreement.

1.7 Health Care Facility means any entity licensed by the state in which it is located to provide health care services, except for professional corporations, real persons who are individually licensed to provide health care services or partnerships of such persons.

1.8 Medically Necessary or Medical Necessity means those services or supplies which, under the provisions of this Agreement are determined to be:

     (A) Appropriate and necessary for the symptoms and diagnosis or treatment of a condition, illness or injury; and

     (B) Provided for the diagnosis or the direct care and treatment of the condition, illness or injury; and

     (C) In accordance with generally accepted standards of medical practice in the organized medical community for the treatment of occupational injuries and illnesses; and

     (D) Not primarily for the convenience of the Employee or the Employee's physician, Participating Provider or other health care service provider.

1.9 Occupational Medical Care means all occupational health care services or benefits provided to Employees pursuant to their workers' compensation coverage with a Payor and applicable state and federal law .

1.10 Occupational Medical Management Services are those medical management services which FHMRM provides to Payors including but not limited to provider network access, bill review, care management and practice management/anchor medical group.

1.11 Participating Providers means those hospitals, physicians, ancillary and other providers that have or are governed by a Participating Provider Agreement, which is in effect with NETWORK.

1.12 Participating Provider Agreement means the agreement between individual Participating Providers and NETWORK.

1.13 Payor means a workers' compensation carrier or Employer that self-insures its workers' compensation program (Self-Insured Employer) or an entity that has been authorized to enter into a Payor Agreement with FHMRM by and on behalf of a workers' compensation carrier or Self-Insured Employer. Payors are obligated to make payment for Covered Services rendered by Participating Providers pursuant to this Agreement.

                                    SECTION 2
                           RESPONSIBILITIES OF NETWORK



2.1 NETWORK shall develop and maintain Participating Provider Agreements with Participating Providers for the provision of Occupational Medical Care to Employees at Contract Charges. NETWORK'S Participating Provider network shall be structured to provide Employees with reasonable access to Participating Providers. In the event that FHMRM identifies a geographic area in which Employees do not have reasonable access to Participating Providers, NETWORK shall make its best efforts to obtain Participating Providers in that area. NETWORK shall also use its best efforts to recruit and credential providers identified by FHMRM as being otherwise necessary or advantageous for the purposes of this Agreement. NETWORK shall notify FHMRM in the event NETWORK is unsuccessful in obtaining a contract with a provider in a geographic area identified by FHMRM or with a provider otherwise identified by FHMRM within sixty (60) days of such FHMRM identification. Such notification to include a description of the efforts made and the reasons such efforts were not successful.

2.2 NETWORK warrants and represents that it is authorized, by relevant Participating Provider Agreements or otherwise, to enter into this Agreement to provide FHMRM and Payors access to Participating Providers for the purpose of obtaining Occupational Medical Care for Employees. NETWORK shall notify Participating Providers that Employees will access them for Occupational Medical Care pursuant to the terms of this Agreement.

2.3 NETWORK warrants and represents that Participating Providers throughout the term of their Participating Provider Agreement:

     A)   Will provide Covered Services to Employees:

          (1) At the lesser of (a) Contract Charges, (b) Fee Schedule (or Usual and Customary Charges as determined by FHMRM where a Covered Service is not included in such a Fee Schedule), or (c) Billed Charges.

          (2) Pursuant to the terms of this Agreement, their Participating Provider Agreement and applicable workers' compensation law and in compliance with all applicable local, state and federal laws, rules, regulations and institutional and professional standards of care.

          (3) In the same manner and in accordance with the same standards such services are offered to all their patients without differentiating or discriminating in the treatment or in the quality of services delivered to Employees on the basis of race, sex, age, religion, place of residence, health status or source of payment.

     B) Will (i) have and maintain in good standing all licenses, certifications (including, in the case of physicians, Federal Drug Enforcement Agency certification) and accreditations (including, in the case of hospitals or other Health Care Facilities, accreditation by the Joint Committee on Accreditation of Healthcare Organizations ("JCAHO") or the American Osteopathic Association (" AOA"), as the case may be, or, in the case of rural hospitals, NETWORK shall provide FHMRM with adequate proof of quality acceptable to FHMRM in lieu of JCAHO or AOA accreditation) required under the laws and regulations of the state(s) in which they provide health care services; and (ii) will cease providing Covered Services for Employees immediately, or as soon as is consistent with the health and safety of such Employees, upon the lapse, suspension or revocation of any of such licenses, certifications or accreditations.

     C) Will abide by and cooperate fully with the provisions of and all recommendations rendered in connection with FHMRM's or a Payor's: (i) Utilization/Care Management Program; (ii) Quality Improvement Program, and (iii) Grievance Resolution Program.

     D) Will, to the extent consistent with applicable federal or state law, provide such medical and other records as may be required or requested under FHMRM's or a Payor's Utilization/Care Management Program, Quality Improvement Program or Grievance Resolution Program within five (5) calendar days of written request.

     E) Will maintain adequate medical records relating to the provision of Occupational Medical Care in such form and containing such information as is required by applicable state and federal law for the greater of seven (7) years or the length of time required to maintain patient medical records under applicable state and federal law, which obligation shall not terminate upon the termination of this Agreement or the applicable Participating Provider Agreement.

     F) Will, consistent with principles of patient choice, applicable workers' compensation law and without detriment to the quality or continuity of an Employee's medical care, refer Employees to Participating Providers for Covered Services.

     G) Will, in the event an Employee is receiving Covered Services at the time this Agreement or the applicable Participating Provider Agreement terminates, continue to provide such services to the Employee for the compensation specified in Section 2.3(A)(1) of this Agreement and pursuant to all other terms and conditions of this Agreement and the applicable Participating Provider Agreement until the later of medically appropriate (a) completion of treatment; (b) in the case of an inpatient facility, discharge of the Employee; or (c) assignment or transfer of the Employee to another Participating Provider.

     H) Will have and maintain professional liability insurance in the minimum amounts of:

          (1) For physicians and non-hospital Health Care Facilities, one million dollars ($1,000,000.00) per occurrence and three million dollars ($3,000,000.00) in the aggregate or, less if amounts that are commensurate with state mandated limits,

          (2) For hospitals, one million dollars ($1,000,000.00) per occurrence and ten million dollars ($10,000,000.00) in the aggregate or, if less amounts that are commensurate with state mandated limits; and

          (3) For other health care professionals, in amounts at least equal to state mandated limits or, if no such limits, in such amounts as are ordinarily maintained by similarly qualified professionals in their community.

     I) Will have and maintain general liability and such other types of insurance in such amounts as are ordinarily maintained by similarly qualified professionals in their community .

     J) Will provide NETWORK with thirty (30) days prior written notice of any cancellation or lapse in the insurance coverages specified in items
          (H) and (I), above, or reduction of the amounts of such coverages below the amounts specified therein.

     K) Will, in the case of physicians whose designated specialty includes the provision of Occupational Medical Care in a hospital setting, have and maintain throughout the term of their Participating Provider Agreement, active staff privileges in good standing with at least one
          (1) Participating Provider hospital.

     L) Will be and remain on the approved list of providers maintained by the applicable workers' compensation commission, if such a list is maintained in the state where the provider renders services.

     M) Will notify NETWORK within five (5) business days of: (i) the Participating Provider's failure to satisfy any of the requirements in this Section 2.3; (ii) the commencement of any action against the Participating Provider's licenses, certifications or accreditations required hereunder; (iii) the loss or restriction of the Participating Provider's license, certifications or accreditations required hereunder; (iv) any final action or sanction by a governmental unit or agency that restricts a Participating Provider's ability to perform or render Covered Services; (v) the commencement and final adjudication of any legal action against the Participating Provider which alleges professional malpractice or negligence; (vi) any complaint of an Employee alleging substandard medical care.

2.4 NETWORK shall notify FHMRM immediately in writing upon: (i) having actual or constructive knowledge of a Participating Provider's failure to meet any of the requirements set forth in Section 2.3; (ii) NETWORK'S receipt of a Participating Provider's notice to NETWORK required by Section 2.3; or
     (iii) having actual or constructive knowledge that the conditions described in Section 2.3(L) or 2.3(M) exist or of any other event or circumstance which might materially interfere with, modify , or alter the performance of any Participating Provider's duties or obligations under this Agreement or the applicable Participating Provider Agreement.

2.5 NETWORK shall credential and recredential, at least every two (2) years, Participating Providers in accordance with standards, criteria and procedures approved by the American Accreditation HealthCare Commission/URAC ("URAC") or by the National Committee on Quality Assurance ("NCQA"). NETWORK'S credentialing standards for Participating Providers are attached hereto as Exhibit A and incorporated herein by reference. NETWORK shall provide FHMRM with ninety (90) days advance written notice of any material modification of such credentialing standards which notice shall set forth the proposed modification and the effective date of such modification. If such modification is not acceptable to FHMRM, FHMRM may, in its sole discretion, terminate this Agreement as of the effective date of such modification.

2.6 NETWORK has entered into Participating Provider Agreements with Participating Providers which do not materially differ from the form of Participating Provider Agreements attached hereto as Exhibits B-l (physician), B-2 (hospital) and B-3 (ancillary and other providers) and incorporated herein by reference. NETWORK shall give FHMRM ninety (90) days prior written notice of any modification of the form of such Agreements which materially affect the rights and liabilities of FHMRM and/or Payors arising out of or in connection with this Agreement or Payors duty to obtain and pay for Occupational Medical Care for Employees. Such notice shall set forth the modification and the effective date of such modification. If such modification is not acceptable to FHMRM, FHMRM may, in its sole discretion, terminate this Agreement as of the effective date of such modification.

2.7 NETWORK shall (i) immediately terminate a Participating Provider who fails to satisfy the requirements of Section 2.3 of this Agreement or NETWORK's credentialing standards as set forth in Exhibits A and provide FHMRM with written notice of such termination within two (2) business days of such action; and (iii) delete such providers name from the list of Participating Providers as soon as administratively feasible within 10 days.

2.8 NETWORK shall provide, on a monthly basis or more frequently as reasonably required by FHMRM, updated information in a mutually acceptable electronic format regarding Participating Provider's Contract Charges, effective dates, termination dates, current lists of Participating Providers, including names, billing addresses, facility office addresses, telephone numbers, tax identification numbers, and in the case of physicians, their specialties, and any other relevant information known to NETWORK about the Participating Providers.

     NETWORK's compensation shall be reduced monthly by the error rate (total number of Participating Providers record error(s) [any incorrect or missing relevant provider information, including but not limited to taxpayer identification number, address, name, contract rate and effective date] divided by the total number of NETWORK Provider records submitted) attributed to the Participating Provider data supplied if such error rate exceeds five percent (5%).

2.9 NETWORK shall designate a person to resolve inquiries relating to Participating Providers (e.g., clarification of Contract Charges and effective dates of Participating Provider Agreements) and shall respond to any such inquiry forwarded to such person within five (5) business days.

2.10 NETWORK warrants and represents that Participating Providers have authorized NETWORK to permit, and NETWORK hereby permits FHMRM and Payors to list the Participating Providers' names, addresses, telephone numbers and specialties in a directory for use by Payors and Employees.

2.11 NETWORK shall monitor the quality of health care services provided by NETWORK Providers in accordance with NETWORK's Quality Management Program ("Program"), as stated in Exhibit C, attached hereto and made a part hereof. NETWORK shall provide FHMRM with ninety (90) days advance written notice of any modification of the Program. Such notice shall set forth the modification and its effective date. If such modification is not acceptable to FHMRM, FHMRM may, in its sole discretion, terminate this Agreement as of the effective date of such modification. In the event the standard or quality of care furnished by a Participating Provider is found to be unacceptable under the Program, NETWORK shall give written notice to FHMRM and such Participating Provider setting forth the deficiency and direct the Participating Provider to correct the specified deficiency within five (5) days. NETWORK shall verify that Participating Provider corrects the specified deficiency within such time and immediately notify FHMRM of the same. If such deficiency is not corrected, such Participating Provider's Participating Provider Agreement shall be immediately terminated.

2.12 NETWORK shall develop and maintain educational programs for Participating Providers which shall include instruction on the components of FHMRM's products (i.e., return-to-work program) and FHMRM's and Payors' Utilization/Care Management Programs, Quality Improvement Programs or Grievance Resolution Programs.

2.13 NETWORK shall comply with all applicable laws and regulations relating to its services under this Agreement and will obtain and maintain any necessary licenses and regulatory approvals.

2.14 NETWORK shall provide a list and updates of FHMRM Payors to Participating Providers at least quarterly or earlier upon receipt of information from FHMRM.

                                    SECTION 3
                            RESPONSIBILITIES OF FHMRM

3.1 FHMRM sha1l offer to Payors access to Participating Providers at the lesser of (i) Contract Charges, or (ii) Fee Schedule (or Usual and Customary Charges as determined by FHMRM where charges for Covered Services are not included in a Fee Schedule), or (iii) Billed Charges, or as otherwise provided in the applicable Participating Provider Agreement.

3.2 FHMRM or Payor shall attach an "Explanation of Benefits" to each claim explaining the pricing format and adjustments, clearly identifying the net amount to be paid to a Participating Provider .

3.3 FHMRM shall provide to NETWORK quarterly, a list of Payors, which FHMRM has contracted to provide access to Participating Providers.

3.4 FHMRM shall distribute promotional materials and encourage usage of Participating Providers.

3.5 FHMRM shall assist NETWORK in establishing and updating, as appropriate, a roster of targeted Providers.

3.6 Make all reasonable efforts to facilitate Payor's payment of bills for Covered Services in a timely manner.


                                    SECTION 4
                                  COMPENSATION

4.1 FHMRM shall pay NETWORK compensation for access to Participating Providers pursuant to this Agreement as stated in Exhibit D attached hereto and incorporated herein by reference.

4.2 Either party may request renegotiations of the compensation specified in Exhibit D on an annual basis. Such request shall be made in writing not more than one hundred twenty (120) days and not less than ninety (90) days prior to the anniversary date of this Agreement. The then current compensation will remain in effect until new compensation has been agreed upon in writing or this Agreement has been terminated.

4.3 Within forty-five (45) days after the end of each month, FHMRM shall remit payment to NETWORK along with a statement ("Statement") detailing the basis for the payment's calculation. The statement shall aggregate by Payor, FHMRM's NETWORK Revenue as defined in Exhibit D.

4.4 NETWORK shall have ninety (90) days from receipt of the Statement to contest its accuracy. Failure to contest the accuracy of the Statement within such ninety (90) day period shall constitute a waiver of any claims NETWORK may have against FHMRM for additional payments pursuant to this Agreement. NETWORK shall reimburse FHMRM for any reasonable costs incurred by FHMRM in the event that a contested Statement is subsequently deemed to be materially accurate and complete.

                                    SECTION 5
                              TERM AND TERMINATION

5.1 This Agreement shall be effective on the date set forth above and shall continue for a term of one (1) year. This Agreement shall be continued automatically for successive terms of one (1) year thereafter unless earlier terminated as set forth herein.

5.2 This Agreement may be terminated without cause by giving the other party one hundred eighty (180) days prior written notice of intent to terminate.

5.3  This Agreement may also be terminated:

     (A) As of any other date mutually agreed to in writing by the parties hereto,

     (B) If either party materially defaults in the performance of a provision of this Agreement and such default continues for a period of fifteen
          (15) days after written notice is given to the defaulting party, specifying the nature of the default and requesting that it be cured;

     (C) If it is established that either party needs and has not secured a license, governmental approval or exemption in accordance with applicable laws or regulations in order to enter into or perform this Agreement and if such party fails to secure such a license, approval or exemption within a reasonable period of time after having been advised that it needs to secure such license, approval or exemption;

     (D) As of the date that any party determines in good faith that it will be penalized by a state or federal court or agency or regulatory authority for its continued performance under this Agreement;

     (E) Upon issuance of an order to terminate this Agreement by any federal or state regulatory agency;

     (F) By FHMRM at FHMRM's sole discretion, in the event NETWORK fails to comply with Section 2.7 of this Agreement;

     (G) If either party shall be adjudged a bankrupt, become insolvent, have a receiver of its assets or property appointed, make a general assignment for the benefit of creditors, or institute or cause to be instituted any procedure for reorganization or rearrangement of its affairs;

     (H) Immediately upon written notice in the event of discovery by either party of the false representation or warranty made to the other party pursuant to Section 10; or

     (I)  As otherwise provided in this Agreement.

5.4 Upon termination of this Agreement, each party shall complete those services which were requested prior to the effective date of termination until appropriate transfer of such services can be made at Contract Charges. Notwithstanding the foregoing, upon termination of this Agreement, Participating Providers will continue to provide Occupational Medical Care to Employees as provided in Section 2.3(G).

5.5 Termination of this Agreement shall not terminate the rights or liabilities of any party arising out of the period prior to the effective date of the termination.

5.6 Upon termination of this Agreement for any reason, each party shall immediately return and restore to the Protected Party, as defined below, all things belonging to the Protected Party and all copies of documents and other materials containing confidential information of the Protected Party that are in the other party's possession or control.

                                    SECTION 6
               RELATIONSHIP OF PARTIES: INDEMNIFICATION: INSURANCE

6.1 Each of the parties is an independent contracting party and shall not be considered an agent or employee of each other for purposes of this Agreement.

6.2 Payors shall be responsible for payment for all Covered Services provided pursuant to the terms of this Agreement. NETWORK understands and agrees that FHMRM shall not be responsible for the provision of, or payment for, any medical, indemnity, permanent disability and/or death benefits, medical-legal expenses, vocational rehabilitation, legal and other allocated expenses to which an Employee may be entitled. Moreover, NETWORK acknowledges and agrees that Payors, and not FHMRM, retain the sole responsibility for, and authority to make, all determinations regarding Compensability with respect to Occupational Medical Care rendered to Employees.

6.3 NETWORK acknowledges and agrees that neither FHMRM nor a Payor is authorized to provide health care services and that nothing in this Agreement shall be construed as granting a Payor or FHMRM the right to engage in the practice of medicine. NETWORK further acknowledges and agrees that Participating Providers shall be solely responsible for all clinical decisions regarding the care of Employees, notwithstanding the receipt by Participating Providers, whether in writing or otherwise, of any information, recommendation authorization or denial of authorization pursuant to a Utilization Management Program. NETWORK further acknowledges and agrees that communications pursuant to a Utilization Management Program shall be recommendations to Participating Providers and that nothing contained in this Agreement shall interfere with or in any way alter any Participating Provider-patient relationship and that Participating Providers retain the sole responsibility for the care and treatment of Employees.

6.4 Each party shall indemnify and hold the other harmless from and against any and all claims, losses, liabilities, damages, costs, penalties, interest and expenses, including reasonable attorney's fees arising from such party's actions or omissions regarding its obligations under this Agreement. Notwithstanding the foregoing provision, neither party shall be liable to the other nor provide any indemnification protection whatsoever regarding claims by Employees concerning the activities of Participating Providers. This provision shall survive the termination of this Agreement.

6.5 Each party shall maintain in force and effect throughout the term of this Agreement at its own expense, professional liability and other insurance coverage in such amounts and with such carriers consistent with applicable law and sufficient to ensure the ability to comply with the indemnification provisions contained in this Agreement. Upon the request of any party, the other party shall supply the requesting party with satisfactory evidence of such coverage.

6.6 Nothing contained in this Agreement shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim, under or with respect to this Agreement.

                                    SECTION 7
                                 CONFIDENTIALITY

7.1 The parties each acknowledge and agree that each has developed certain trade secrets, client lists, software, knowledge, data, processes, plans, procedures, manuals and techniques, other proprietary information, including but not limited to confidential medical information obtained from patients, physicians, nurses, clinics and hospitals; audit related information; Payor Agreements; Participating Provider Agreements, except as otherwise permissible in the Participating Provider Agreements, which may include marketing and pricing information; and any information regarding the relationships of the party with its Participating Providers, Payors or clients (collectively "Confidential Information"). For purposes of this Agreement, the party that has developed Confidential Information to which the other has access is referred to as the "Protected Party ." Except with the express written consent of the Protected Party, or as provided herein, the other party shall not disclose to others or take or use for such other party's own purposes or the purposes of others at any time, any Confidential Information of the Protected Party not otherwise in the public domain that may have been or may be obtained by the other party by reason of its relationship with the Protected Party. Notwithstanding the foregoing, the parties recognize that patients' medical records are confidential and are not to be disclosed to third parties without the consent of the relevant patient, unless otherwise permitted or required by applicable law. This provision shall survive the termination of this Agreement.

7.2 This Agreement shall not be construed to grant either party any licenses or similar rights to Confidential Information disclosed or delivered to it by the other party. Any breach by a receiving party of its obligation under this Agreement would result in irreparable injury to the Protected Party. In seeking enforcement of any of these obligations, the Protected party will therefore be entitled (in addition to all other remedies) to seek injunctive and other equitable relief to prevent or restrain the breach of this Agreement. This provision shall survive the termination of this Agreement.

                                    SECTION 8
                                BOOKS AND RECORDS

8.1 FHMRM and NETWORK shall maintain such books and records, including but not limited to, payment records, notices, accounting and administrative records, as shall reasonably be required to accurately account for all services, duties and obligations provided for pursuant to this Agreement and any matters necessary for the proper administration of this Agreement. Such books and records shall be maintained in accordance with the general standards applicable to such books or record keeping and shall be maintained for a term of at least seven (7) years, and such obligation shall not terminate upon termination of this Agreement.

8.2 FHMRM and NETWORK shall have the mutual right to inspect, audit and copy, upon no less than thirty (30) days prior written notice to the other party, and during normal business hours or at such other times as may be agreed upon, said relevant books and records as they pertain to this Agreement. Such information shall be provided to each party hereto pursuant to procedures designed to protect the confidentiality of patient health care records in accordance with applicable legal requirements and recognized standards of professional practice. This right shall continue to be provided for a period of not less than five (5) years after the date of discharge, end of the treatment, or end of FHMRM services, whichever is later. This provision shall survive the termination of this Agreement.

                                    SECTION 9
                                     NOTICES

9.1 Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent postage prepaid by certified mail, return receipt requested, or sent by overnight delivery service to the respective address of the parties set forth on the signature page, or such other address as may hereafter be specified for any party by written notice. Such notice shall be treated as being effective immediately if delivered personally, or three (3) days after mailing by certified mail, or one (1) day after deposit with an overnight delivery service.

                                   SECTION 10
                         REPRESENTATIONS AND WARRANTIES

10.1 NETWORK warrants and represents that the transactions contemplated hereby are (i) within the corporate powers of NETWORK; (ii) have been duly authorized by all necessary corporate action of NETWORK; (iii) constitute the legal, valid and binding obligation of NETWORK, enforceable against it in accordance with its terms; and (iv) do not and will not conflict with or result in a breach of any of the provisions of, or constitute a default under the provisions of any law, regulation, licensing requirement, charter provision, by-law or other instrument applicable to NETWORK or its employees or to which NETWORK is a party or may be bound.

10.2 FHMRM warrants and represents that the transactions contemplated hereby are
     (i) within the corporate powers of FHMRM; (ii) have been duly authorized by all necessary corporate action of FHMRM; (iii) constitute the legal, valid and binding obligation of FHMRM, enforceable against it in accordance with its terms; and (iv) do not and will not conflict with or result in a breach of any of the provisions of, or constitute a default under the provisions of any law, regulation, licensing requirement, charter provision, by-law or other instrument applicable to FHMRM or its employees or to which FHMRM is a party or may be bound.

                                   SECTION 11
                                  MISCELLANEOUS

11.1 This Agreement does not preclude FHMRM from entering into agreements with health care providers directly or indirectly.

11.2 This Agreement (including all attachments incorporated by reference and attached hereto) constitutes the entire Agreement among the parties and supersedes any and all agreements, either verbal or written, among the parties with respect to the subject matter hereof.

11.3 No modification, amendment or alteration of this Agreement shall be effective unless made in writing and signed by all the parties to this Agreement.

11.4 This Agreement shall not be assigned or transferred (whether by merger, consolidation, sale of assets, or otherwise) by any party without the prior written consent of the other party, provided however, that FHMRM shall be permitted to automatically assign or transfer its rights and obligations under this Agreement to any subsidiary, affiliate, or successor of FHMRM. Any purported assignment in violation of this provision shall be ineffective for all purposes.

11.5 The waiver of any breach of any provision of this Agreement shall not be deemed to be a waiver of any subsequent breach or of any other provision of this Agreement. Any such waiver shall also not be construed to be a modification of the terms of this Agreement.

11.6 Any provision of this Agreement which is in conflict with the statutes, local law or regulations of the state in which services are provided, is hereby amended to conform to the minimum requirements of such statutes.

11.7 The parties agree to meet and confer in good faith to resolve any problems or disputes that may arise under this Agreement. Such negotiation shall be a condition precedent to the filing of any arbitration demand by either party. The parties agree that any controversy or claim arising out of or relating to this Agreement (and any previous agreement between the parties if this Agreement supersedes such prior agreement) or the breach thereof, whether involving a claim in tort, contract or otherwise, shall be settled by final and binding arbitration in accordance with the provisions of the California Arbitration Act (California Code of Civil Procedure Sections 1280, et seq.). The parties waive their right to a jury or court trial.

     A single, neutral arbitrator who is licensed to practice law shall conduct the arbitration in Los Angeles. The complaining party serving a written demand for arbitration upon the other party initiates these arbitration proceedings. The written demand shall contain a detailed statement of the matter and facts supporting the demand and include copies of all related documents. FHMRM shall provide NETWORK with a list of three neutral arbitrators from which NETWORK shall select its choice of arbitrator for the arbitration. Each party shall have the right to take the deposition of one individual and any expert witness designated by another party. At least thirty (30) days before the arbitration, the parties must exchange lists of witnesses, including any experts and copies of all exhibits to be used at the arbitration. Arbitration must be initiated within six months after the alleged controversy or claim occurred by submitting a written demand to the other party .The failure to initiate arbitration within that period constitutes an absolute bar to the institution of any proceedings.

     Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The decision of the arbitrator shall be final and binding. The arbitrator shall have no authority to make material errors of law or to award punitive damages or to add to, modify or refuse to enforce any agreements between the parties. The arbitrator shall make findings of fact and conclusions of law and shall have no authority to make any award, which could not have been made by a court of law. The prevailing party, or substantially prevailing party's costs of arbitration, is to be borne by the other party, including reasonable attorneys' fees.

11.8 If any provision of this Agreement is rendered invalid or unenforceable by any local, State, or federal law, rule or regulation, or declared null and void by any court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

11.9 This Agreement shall be governed by and construed in accordance with the laws of the State of California, except to the extent pre-empted by Federal law.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers duly authorized to do so and bind each organization to the terms and conditions of this Agreement effective as of the day first above written.

FMHRM                                     NETWORK:
FOUNDATION HEALTH MEDICAL                 Rockport Healthcare Group Inc.
RESOURCE MANAGEMENT

By: /s/ Ronald E. Seibel                  By: /s/ Harry M. Neer
    --------------------                     ---------------------------------
    Ronald E. Seibel                         Harry M. Neer

Its:__President______________________     Its:_ President
    --------------------                     ---------------------------------

Address:                                  Address:

------------------------------------      ------------------------------------

------------------------------------      ------------------------------------

                                   EXHIBIT "A"

                         NETWORK CREDENTIALING CRITERIA

PURPOSE

The purpose of the credentialing program of Foundation Health Medical Resource Management ("FHMRM") is to provide injured or ill workers with access to qualified health care providers. To determine a provider's qualifications, FHMRM will verify the education, training and experience of providers through the establishment of a program of credentials review.

SCOPE  OF  PROGRAM

This policy applies to all health care providers both primary and ancillary licensed by the state they practice within.

DISCLAIMER

FHMRM will not discriminate in terms of participation, adjudication, or indemnification, against any healthcare professional who is acting within the scope of his or her license or certification under the state law. Only licensed and qualified providers who meet FHMRM's standards and participation requirements are accepted or retained in the provider network. The credentialing process is administered by FHMRM or by entities delegated by FHMRM that agree to credential providers in accordance with FHMRM criteria.

CONFIDENTIALITY

FHMRM recognizes the confidential nature of the information obtained during the credentialing program and will take all necessary precautions to protect the privacy of the provider. Only FHMRM employees, agents or representatives with a need to know, as determined by FHMRM, will have access to confidential documentation and will conduct business in a professional and confidential manner.

ORGANIZATION

The FHMRM Credentialing Program is developed, maintained and directed by two independent bodies:

- The Credentialing Department, whose responsibilities include all administrative credentialing processes, and

-    The Credentialing Committee, as the decision-making body of the program.

CREDENTIALING  DEPARTMENT

The Credentialing Department consists of credentialing staff who are knowledgeable about the principles and procedures of health care credentialing. The staff is trained in the credentialing process and mandatory attendance for training programs is documented. A well-trained staff must process credentialing applications in a timely manner.

CREDENTIALING  COMMITTEE

FHMRM  has  established  a  Credentialing  Committee  that:

- has designated authority from corporate management to conduct the credentialing program;
-    is accountable to corporate management for the credentialing program;
-    includes health care providers;
- meets as often as necessary to discuss whether providers are meeting standards of care acceptable to the Credentialing Committee, and to approve or deny the participation of providers;
- maintains minutes of all Credentialing Committee meeting including actions on health care providers who have been accepted or denied Network participation, or whose applications are still pending;
- evaluates and reports, at least annually, on the overall effectiveness of the credentialing program; and
- annually reviews and approves policies and procedures relevant to credentialing.

The Credentialing Committee meets, at minimum, once every three (3) weeks to review new provider applications and discuss any other outstanding provider applications. A quorum for the meeting will be seventy-five percent (75%) of its designated membership. Decisions will be made by a simple majority vote of those present. The Credentialing Committee must consist of, at a minimum, five
(5) members (and be an odd number) and contain representatives from the following departments:
-    quality management department (one or more representative);
-    network management department; and
-    utilization management department.

One member of the Credentialing Committee is a health care provider who acts as Medical Director. The Medical Director is responsible for:

-    the clinical aspects of the credentialing program; and
- interfacing and communicating with health care providers regarding credentialing and recredentialing issues and problems.

The Credentialing Committee is responsible for devising a mechanism to access various specialists for consultations as needed to complete the review of a health care provider.

STANDARDS  OF  PARTICIPATION

Health Care Providers are required to comply with the following requirements as applicable to the provider's specialty while contracted by FHMRM:
-    Complete a FHMRM approved application;
- Answer all confidential questions and provide written explanation for the following:
     -    Illegal drug use;
     -    History of loss of license and felony convictions;
     -    History of loss of limitation of privileges or disciplinary activity;
     - Attestation by the provider of the correctness and completeness of the application; and
     - The provider's ability to perform all essential functions of the position with or without accommodations and provide explanation in writing if unable to do so;
-    Possess a current license or certification to practice issued by the state;
- Posses adequate and appropriate education and training for the services the provider is contracted to provide;
-    Possess a current DEA certificate as applicable;
-    Provide work history for previous five years;
- Allow the FHMRM to investigate professional liability claims history which may have resulted in settlements or judgments paid by or on behalf of the provider for the last five years;
-    Absence of Medicare/Medicaid sanctions;
-    Be free of felony convictions;
- Be free of criminal convictions for the previous 10 years that involve implications of violence, non-consensual touching such as sexual abuse or battery, or financial impropriety; and
- Dedicate a minimum of thirty-five percent (35%) of their practice to workers' compensation business of primary treating providers and on a case by case basis for specialists.

Providers who deviate from the standards below will be investigated to determine whether to grant participation to the network. Providers who fail to participate in such investigations or fail to meet the following standards will be denied admittance.

APPLICATION  FOR  NETWORK  PARTICIPATION

Health care providers wishing to become network participants to provide services to injured or ill workers are required to complete a credentialing application. Incomplete applications will be returned to the provider for completion. Completed applications will be forwarded to the Credentialing Department for review.

The credentialing application and supporting documentation are confidential materials and are to be handled in a professional and sensitive manner. Any staff member who breaches the confidentiality of the credentialing program could be subject to disciplinary action.

The  application  will  request  the  following  information  and documentation:
- Personal information including full legal name, date of birth, social security number and gender;
-    Practice information to include:
     -    Federal Tax Identification Number;
     -    Primary office address; and
     - Access and availability information, including office hours and coverage protocols;
- Education, training, work history during the past five years or since last credentialed, and board certification, if applicable;
-    Professional and hospital affiliations;
- State licensure, specialty certification, DEA registration, and state controlled substance license, if applicable;
-    Professional liability insurance information;
-    Professional liability claims history;
- History of all sanctions, including penalties levied by hospitals, licensing boards, government entities and other managed care organizations;
- Disclosure of any physical, mental, or substance abuse problem(s) that would impede the provider's ability to provide care according to accepted standards of professional performance or pose a threat to the health and safety of patients; and
- Statement of completeness, veracity and release of information waiver, signed and dated by the provider.

Verification  timelines  are  applicable  for  all  practitioners.

                           VERIFICATION SOURCE TABLES

------------------------------------------------------------------------------------------------------------
              DOCTOR OF MEDICINE (MD) AND DOCTOR OF OSTEOPATHY (DO) PRIMARY SOURCE VERIFICATION
------------------------------------------------------------------------------------------------------------
Items Requiring   Sources of Verification    Methods of Verification    Evidence of             Cred  Recred
Verification for  (who verified with:        (how verified: copy of     Verification
Credentialing     agency name,               document, oral
and               organization, etc.)        Oral/Written, etc.)
Recredentialing
----------------  ------------------------  --------------------------  ----------------------  ----  ------
License,          Medical Board of          For MDs, screen print       Document in file/or     Cred  Recred
Sanctions and     California (MBOC)         MBOC website MBOC           binder.  Oral/written
Limitations on                              Hot Sheet reviewed          verification from
Licensure         Osteopathic Medical       monthly.  For DOs,          OMBC in file NPDB-
                  Board of California       oral/written verification   Written, evidenced
                                    (OBMC)  from OMBC Screen print      by:  Batch number,
                                            out electronic query of     Received date, Staff
                  National Practitioner     NPDB                        member initials, Date
                  Data Bank (NPDB)
----------------  ------------------------  --------------------------  ----------------------  ----  ------
Hospital          Hospital Medical Staff    Oral/written verification   Oral/written            Cred  Recred
privileges        Office or Practitioner    from hospital medical       verification from
                                            staff office                hospital medical staff
                                                                        office in file
----------------  ------------------------  --------------------------  ----------------------  ----  ------

PRIMARY  SOURCE  VERIFICATION

Primary source verification is information provided by the issuing entity. The following will be verified using primary source verification methods;
-    Current valid license to practice medicine; and
-    Hospital privileges, if applicable.

SECONDARY  VERIFICATION

Secondary verification includes copies of information requested, reports or verifications from sources other than the issuing entity:

-    Medical and professional education and training;
-    Board certification(s);
-    Professional liability history during the last five years;
- DEA Registration Certificate and state controlled substance license, if applicable;
-    Professional liability insurance coverage;
-    Disciplinary actions taken under state or federal regulation; and
-    Work history during the past five years.

The Credentialing Department will periodically audit secondary verification via random phone calls to the issuing entities of ten percent (10%) of provider applicants.

PODIATRIC  VERIFICATION  FOR  BOARD  CERTIFICATION

Board certification for podiatrists will be recognized and verified through the American Board of Podiatric Surgery, 1601 Dolores Street, San Francisco, CA 94110-4906, (415) 826-3200.

CHIROPRACTIC  VERIFICATION  FOR  DISCIPLINARY  ACTIONS

Verification of disciplinary actions for chiropractic providers will be completed through. The Chiropractic Information Network/Board Action Databank or CIN-BAD, a project of the Federation of Chiropractic Licensing Boards.

--------------------------------------------------------------------------------
     Procedure                                           Responsible
                                                         Party/Timeframe
--------------------------------------------------------------------------------

 1.  A Physician Provider                                Contract
     Application Form will be                            Negotiator
     sent to the Physician in
     conjunction with the
     Provider Contract.
--------------------------------------------------------------------------------
 2.  The Physician Provider                              Provider
     Application Form will be
     completed by provider and
     returned along with copies
     of the required
     substantiating information.
--------------------------------------------------------------------------------
 3.  The Physician Provider                              Contract
     Application Form will be                            Negotiator
     reviewed for completeness.
     Follow up for any missing
     or incomplete items will be
     initiated.  Completed
     Physician Provider
     Applications and the signed
     Contract will be forwarded onto the Credentialing
     Department for additional
     review.
--------------------------------------------------------------------------------
 4.  The application information                         Credentialing
     is confirmed through                                Department/ up to 30
     primary or secondary                                days
     source verification.  All sources
     must include the date the
     information was verified.
--------------------------------------------------------------------------------
 5.  The Credentialing                                   Credentialing
     Department will prepare a                           Department/ up to 60
     roster of providers who are                         days
     non-compliant with EOS
     standards for participation
     (outlining criteria failures
     for each such provider).  For
     providers reporting (or for
     whom the primary
     verification process reflects)
     current or prior 'adverse
     actions, Credentialing
     staff members conduct an
     investigation and prepare
     individual case summaries
     outlining the nature of the
     adverse action(s), including
     supporting documentation.
--------------------------------------------------------------------------------
 6.  For providers reporting (or                         Credentialing
     for whom the primary                                Department/ up to 30
     verification process reflects)                      days
     a health condition/impairment or
     current/past chemical
     dependency or substance
     abuse, credentialing
     Department will collect
     health status and prepare
     individual case summaries outlining
     the nature of the
     condition/impairment(s),
     including supporting documentation.
--------------------------------------------------------------------------------
 7.  The complete Physician                              Credentialing
     Provider Applications Form                          Committee/ up to 6
     will be reviewed and                                weeks
     approved by the Credentialing Committee.
--------------------------------------------------------------------------------
 8.  Approved Physician                                  Credentialing
     Provider Applications                               Department/ 1 day
     Forms and Contracts will be
     returned to Network
     Development for final
     preparations to forward
     completed material onto Data
     Management for provider
     record configuration.
--------------------------------------------------------------------------------
 9.  The Credentialing Committee reviews the             Credentialing
     roster and approves administrative                  Committee/ up to 6
     denials of network participation                    weeks
     for non-compliant providers.
--------------------------------------------------------------------------------


                                       15

PROCEDURE (CONTINUED):
--------------------------------------------------------------------------------
                                                         Responsible
                                                         Party/Timeframe
--------------------------------------------------------------------------------
10.  The Credentialing                                   Credentialing
     Committee conducts a peer                           Committee/up to 6
     review process for providers                        weeks, 2 mos if
     with noted adverse actions.                         additional info needed
     The Committee determines
     whether the provider
     should be admitted without
     restriction, admitted with
     Medical Director oversight, or denied
     admission.  The Committee
     may decide to request
     further information from the
     provider or others with
     knowledge of the matter(s)
     prior to rendering a decision
     on the application.
--------------------------------------------------------------------------------
11.  The Credentialing Committee conducts a peer         Credentialing
     review process for providers for                    Committee
     whom a health status issue
     has been noted.  For each
     such provider the Committee determines
     whether, in light of the
     information collected
     concerning the provider's
     health status, the provider is
     able to perform the essential
     functions of a provider in the same area of
     practice without causing a
     threat to the health or safety
     of patients.  The Committee
     may recommend that the provider should be
     admitted to participation in
     the network without restriction,
     admitted with oversight or denied admission.
--------------------------------------------------------------------------------
12.  Provider is notified of the Credentialing           Credentialing
     Committee's action approving or                     Department/ up to 2
     denying provider's                                  weeks
     admission to the network in
     writing.  Providers denied
     admission are notified in
     writing of the action and its
     supporting rationale.  If
     the denial is based on a
     health status/quality of
     care/medical disciplinary
     cause or reason, the
     provider is afforded fair
     hearing rights.Administrative denials
     (i.e., denials for failure to remedy a deficient
     application; denials for network
     adequacy or other non- quality
     related business reasons) do
     not trigger hearing rights.
--------------------------------------------------------------------------------

DEFINITIONS

Adverse  actions  are  defined  as:

-    Criminal indictments or convictions;
-    Licensure action taken by, or an 805 Report filed with any state;
- Any reduction, suspension, termination or revocation of hospital staff privileges;
- Any professional liability settlement above fifty thousand dollars ($50,000) within the last (5) years;
- An aggregate of cases which the total settlement is one hundred thousand dollars ($100,000) or more all within the last 10 years;
-    Reportable actions to the National Provider Data Bank;
- Any reported Medicare sanction activity by the Health Care Financing Administration; - Any reported Medicaid sanction activity by the Department of Health Services; or - A pattern or trend (2 or more) actions or complaints filed against a provider over a ten (10) year period.

A serious complaint is defined as any complaint against a physician who indicates a failure to comply with the professional and ethical standards applicable to such provider.

A series of complaints is defined as three similar complaints within one year, regardless of their severity, which may indicate a pattern of conduct that fails to comply with the professional and ethical standards applicable to such provider.

Substantial variance or discrepancy includes reports of a provider's malpractice claims history, actions taken against a provider's license/certificate, suspension or termination of hospital privileges or board certification expiration, or other omission that have not been self-reported on the provider's application form.

INVESTIGATION

The Credentialing Department will investigate and make a decision within six weeks of all adverse actions, serious complaints, series of complaints or substantial variance against contracted providers and provider providers by issuing a letter of inquiry regarding the matter to the provider, contracting, IPA, medical group or facility.

Provider will be notified in writing, via letter or fax, when information obtained by primary sources varies substantially from information provided on the provider's application. Providers will be notified of the discrepancy at the time of primary source verification via certified mail. Sources will not be revealed if information obtained is not intended for verification of credentialing elements or is protected form disclosure by law.

If a provider believes that erroneous information has been supplied by primary sources, the provider may submit written notification to the Credentialing
Department. Providers must submit a written notice (via letter or fax) along with a detailed explanation to the Manager of Credentialing. Notification to EOS must occur within 48 hours of notification to the provider of a discrepancy or within 24 hours of a provider's review of the credentials file as provided above.

Upon receipt of notification from the provider, the Credentialing Department will re-verify the primary source information in dispute. If the primary source information has changed, correction will be made immediately to the provider's credentials file. The provider will be notified in writing, via certified letter, that the corrections has been made to the credentials file.

If, upon re-review, primary source information remains inconsistent with provider's notification, the Credentialing Department shall notify the provider via letter or fax. The provider may then provide proof of correction by the primary source body to the Credentialing Department via certified letter within 10 working days. The Credentialing Department will re-verify primary source information if such documentation is provided. If, after 10 working days, primary source information remains in dispute, the provider will be subject to action up to administrative denial/termination.

A summary of the Credentialing Department's findings will be put in the provider's credentialing file. The file will be forwarded to the Credentialing Committee for review at its next regularly scheduled meeting.

CREDENTIALING  COMMITTEE  REVIEW

The Credentialing Committee reviews and thoroughly discusses each investigated file to determine the appropriate course of action. The Credentialing Committee may recommend one of the following actions.
- Refer back to the Credentialing Department to obtain additional information;
-    Allow the provider to become or remain a provider without restriction;
-    Impose restrictions on the participation of a provider;
-    Deny or reject a provider's application; or
- Terminate or revoke a provider's participation in the network for any provider with restrictions imposed on their license to practice medicine.

If the additional information is required, the Credentialing Department will act within sixty (60) days, according to the Credentialing Committee's instructions. After the new information is received, the case file will be reconsidered at the next regularly scheduled Credentialing Committee meeting.

NOTICE  OF  DETERMINATION  TO  PROVIDER

The Credentialing Committee Chair will notify the provider of the Committee's determination. Written notification (sent via certified mail/return receipt requested) to the provider concerning any of the above actions includes the following information:
-    The final proposed action; and
- Notice that the provider has a right to appeal the final propossed action in writing, within 30 calendar days from the date of the written notification.

SUMMARY  SUSPENSION

If the Credentialing Department is informed of a situation which, if correctly reported, may create an imminent danger to the health or safety of any injured worker, the Committee Chair or Medical Director, will investigate the matter and take immediate action to protect injured workers. To the extent feasible, such action shall be taken in consultation with the affiliated IPA or Medical Group Medical Director(s), if any.

The Credentialing Committee Chair or Medical Director may summarily suspend the provider and/or convene a special meeting of the Credentialing Committee to determine what further actions, if any, should be taken. If a decision is made to suspend the provider pending further investigation and Credentialing Committee action, the provider and the Medical Director(s) of the affiliated IPA or Medical Group are notified in writing as outlined above. Notification shall be sent via overnight mail within 24 hours of the decision.

Appropriate departments within FHMRM are also notified in order to update the change of status in the system.

POLICY  STATEMENT

Practitioner whose participation in FHMRM's provider network has been denied, reduced, suspended, or terminated for quality of care/medical disciplinary causes or reasons shall be provided notice by certified mail and opportunity for a hearing in accordance with this policy.

PURPOSE

The purpose of this policy is to provide due process to practitioners whose participation in FHMRM's provider network has been adversely affected by a Credentialing Committee peer review decision based on a quality of care/medical disciplinary causes or reasons.

SCOPE

This policy applies to all physicians (MDs, DOs); podiatrist (DPMs); chiropractors (DCs); and such other practitioners authorized by law to deliver health care services in outpatient independent practice settings as EOS may, from time to time, add to its provider network.

PROCEDURE

     Grounds for a Hearing. Whenever the Credentialing Committee, after investigation and on the basis of a quality of care/medical disciplinary cause or reason, votes to take one of the actions listed below; the practitioner, subject to that action, shall be entitled to notice of such action prior to its finalization ("Notice of Proposed Action") and request a hearing in accordance with the terms of this policy/procedure; such procedural rights are limited to Credentialing Committee decisions to:
     - deny or terminate the practitioner's participation in FHMRM'S provider network;

     - suspend or reduce practitioner's network participation privileges for more than thirty (30) days in any twelve month period; or

     - summarily suspend practitioner for more than fourteen (14) consecutive calendar days.

     Notice of Final Proposed Action. The written Notice of Final Proposed Action ("the Notice") provided to practitioner shall include all of the following information:
     - That an action against the practitioner has been proposed by the Credentialing Committee, which, if adopted, shall be taken as may be required by law or warranted by the circumstances to protect the health and safety of patients.

                                  EXHIBIT "B-1"

                               PHYSICIAN AGREEMENT

This Physician Agreement ("Agreement"), is entered into by and between Rockport Healthcare Group, Inc., a Delaware Corporation ("RHG"), its subsidiaries Rockport Community Network, Inc. (a preferred provider organization for occupational injuries and illness), Newton Healthcare Network, Inc. LLC (a preferred provider organization for group and individual health and personal injury protection), and Rockport Preferred, Inc. (a medical savings card) and _______________________________("Physician"), and will become effective as of the  date  the  Agreement  is  executed  by  RHG.

WHEREAS, RHG is engaged in the business of developing and acting in an administrative capacity in providing individual and group accident and health; occupational injury and illness; personal injury protection; and Medical Access Savings Card provider networks that offer a new integrated continuum of healthcare services.

WHEREAS, Physician desires to provide medical care services to "Qualified Participants" who are covered by Payor Agreements at the rates in Exhibit B; and

WHEREAS, RHG has entered into Agreements with one or more insurance carriers, self insured groups, third party administrators and bill review/cost containment companies to provide for medical service for employers.

NOW, THEREFORE, in consideration of the premises, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed as follows:

I.  DEFINITIONS

When used in this Agreement and unless the content otherwise clearly requires, the following words and terms shall mean:

I.1  "Physician"  means  a  licensed  Medical  Doctor  or  Doctor of Osteopathic
      ---------
Medicine,  or  group  of  same  who desire to become a Member Provider with RHG.

I.2  "Qualified  Participant" means: (a) an employee, member and/or dependent of
      ----------------------
an RHG payor/client who is eligible to receive certain healthcare benefits under an individual or group accident and health benefit plan, personal injury protection plan, or any other insurance program; (b) a person who presents with authorization from the Employer prior to the initiation of treatment that the worker is currently employed and that the presenting problem was work related, either in writing or by telephone; and (c) individuals and/or families eligible to receive contracted rates as described in Exhibit B by virtue of their verified participation in the Medical Access Savings Card Program, which is neither an insurance or benefit plan.

I.3  "Payor"  means  an  individual,  organization, firm or governmental entity,
      -----
including but not limited to an employer, self-insured employer, employer coalition, health insurance purchasing cooperative, insurer, third party administrator, or a Qualified Participant in a Medical Access Savings Card Program. These Payors have entered into a Payor Agreement with RHG for the provision of healthcare services to Qualified Participants and have agreed to pay for such services, pursuant to such Payor Agreement.

I.4  "Payor  Agreement"  means  the agreement between RHG and a Payor, which  is
      ----------------
made before, on or after the effective date of this Agreement and which expresses the agreed upon contractual rights and obligations of the parties.

I.5  "Member  Provider"  means any physician; physician group; hospital; surgery
      ----------------
center; diagnostic imaging center; laboratory; clinic; chiropractor; dentist; podiatrist; psychologist; social worker; physical, occupational and speech therapist; etc. licensed or certified to practice a healthcare profession or licensed as a facility to offer healthcare services, in the state where services are rendered, who has met the credentialing requirements of RHG, and who has been accepted by RHG as a Member Provider and who has executed a contract with RHG.

I.6  "Primary  Care  Physician"  means  a  Member  Provider  who  has  met  the
      ------------------------
credentialing requirements of RHG to be a Primary Care Physician and is designated by RHG as a Primary Care Physician.

I.7  "Specialist  Physician"  means  a  Member  Provider  who  has  met  the
      ---------------------
credentialing requirements of RHG to be a Specialist Physician, and to whom Primary Care Physicians may refer for necessary and authorized care other than primary care services.

I.8  "Occupational/Industrial  Medical  Clinics"  means  primary medical clinics
      -----------------------------------------
that  specialize  in  work  related  injuries  and  illnesses.

I.9 "Emergency" means those health care services that are provided in a hospital
     ---------
emergency facility after the sudden onset of a medical condition manifesting itself by symptoms of sufficient severity, including severe pain, such that the absence of immediate medical attention could reasonably be expected by a prudent layperson possessing an average knowledge of health and medicine, to result in:
(i) placing the Qualified Participant's health in serious jeopardy; (ii) serious impairment to bodily functions; or (iii) serious dysfunction of any bodily organ or part. To the maximum extent permitted by law, the determination of whether an Emergency existed at the time covered services were provided shall be made exclusively by Payor.

I.10  "Covered  Services"  are  those  healthcare and health-related services as
       -----------------
defined by each individual benefit plan and state and/or federal rules and regulations. RHG will communicate Payor specific Covered Services to each Member Provider. Services covered under the Medical Access Savings Card Program are not subject to this definition.

I.11  "Utilization  Review  and  Quality Assurance Program" means the program or
       ---------------------------------------------------
programs, applicable to the Payor, with the exception of Utilization Programs for Qualified Participants in the Medical Access Savings Card Program, as amended from time to time, through which appropriate, cost-effective utilization of health resources is sought and utilization and practice patterns are monitored in order to identify and, as appropriate, to correct deviations from established norms. Medical necessity and medically necessary determinations are established and administered by the Payor or the Payor's designee, in accordance with Exhibit A, with the exception of Qualified Participants in the Medical Access Savings Card Program.

I.12  "Bill  and/or  Claim Form" means a HCFA 1500 and/or UB 92 used for billing
       ------------------------
for all services with regard to Accident and Health, Personal Injury Protection, and Occupational Injury and Illness Plans. For services rendered to Qualified Participants of the Medical Access Savings Card Program, Member Provider can and should make payment arrangements prior to the delivery of care with the patient or responsible party. Services provided in connection with the use of the Medical Access Savings Card must be documented by a receipt that the Qualified Participant may use for tax purposes or in conjunction with other coverage.
Member  Provider  can  pursue  collection  efforts directly with these Qualified
Participants if necessary. All others will be paid, when appropriate, only after submission of a complete and accurate claim or bill.

II.  PHYSICIAN  SERVICES  REQUIREMENTS

II.1  Occupational  Injuries  and Illnesses/Work Related Injuries and Illnesses.
      -------------------------------------------------------------------------
Physician agrees to comply with his or her state rules, regulations and administrative procedures and any if applicable federal rules and regulations involving work related injuries and illnesses.

RHG does not establish clinical medicine guidelines, protocols or apply the to national, state or local medical practice standards. RHG expects the physician's clinical practice to mirror the accepted clinical practice standards in the community in which she or he practices.

There are administrative pathways that enable the injured or ill employee to go back to work as quickly as possible and when medically appropriate, among these are i.) completion of the First Injury Report and Work Status Reports in a timely manner or in accordance with state rules and regulations ii.) If referral is necessary, best effort to refer and receive an appointment within forty eight (48) work day hours following the initial visit. iii.) cooperate with employers' transitional work programs and communicate on-going status of the employee.

II.2  Services.  Physician  agrees  to  provide  or  arrange  for  all medically
      --------
necessary health care for Qualified Participants who seek care from Physician. Physician agrees to perform such services with the same standard of care, skill and diligence which is customarily used by Physicians in the community in which such services are rendered. Physician agrees that it is his/her sole responsibility to verify that the individual presenting for care is a Qualified Participant. Physician agrees to render healthcare services to Qualified Participants in the same manner, in accordance with the same standards, and with the same time availability as offered to Physician's other patients. Physician shall ensure that services provided are consistent with RHG's programs, policies and procedures and the applicable Accident and Health, Personal Injury Protection, Occupational Injury and Illness, Medical Access Savings Card programs and plans. Physician agrees to comply with and be bound by all Benefit Plan Designs, State/Federal rules and regulations, Utilization Review and Quality Assurance Programs.

II.3  Non-Discrimination.  Physician  shall not differentiate or discriminate in
      ------------------
the treatment of his/her patients as to the quality of services delivered to Qualified Participants because of race, sex, age, religion, national origin, place of residence, source of payment or health status. Physician shall observe, protect and promote the rights of Qualified Participants as patients.

II.4  Covering  Physician.
      -------------------
Physician agrees to devote such time as is necessary to the performance of his/her obligations under this Agreement, including maintaining reasonable office hours. Physician agrees to maintain accessibility either personally or by covering arrangements with another Member Provider of like specialty or other qualified physician approved by RHG, on a twenty-four (24) hour-per-day, seven
(7) day-per-week basis. Physician shall ensure that such Member Provider or other physician shall comply with RHG's and each Payors Utilization Review and Quality Assurance Programs and will comply with Article IV of this Agreement.

II.5  Referrals.  Except in a medical emergency or when authorized by RHG or its
      ---------
designated representative, Physician agrees to refer Qualified Participants only to other Member Providers, as defined in I.5, when medically necessary and appropriate. All referrals must be in accordance with the applicable Utilization Review and Quality Assurance Program unless specifically directed by RHG. In addition, Physician agrees to use RHG's or the applicable Payors pharmaceutical formularies, if any, when prescribing medications for Qualified Participants.

II.6  Reports.  For  each  encounter  where  Physician  provides  services  to a
      -------
Qualified Participant, Physician shall report such encounter on an appropriate form and shall include statistical, descriptive medical and patient data and identifying information, if and to the extent that reports are specified by RHG or its designated representative.

II.7  Professional  Requirements.
      --------------------------

II.7.1  Licenses.  Physician  shall be duly licensed to practice medicine in the
        --------
state where care is rendered and hold such other licenses, certifications, registrations, permits and approvals as are required for the lawful conduct of Physician's practice. Evidence of such current licensing and/or certifications shall be submitted promptly to RHG when data changes or renewal occurs and upon request. Physician will have, where appropriate, a current narcotics number issued by the appropriate authority, currently the United States Drug Enforcement Administration ("DEA") and/or various State Controlled Substance Registration Authorities.

II.7.2  Medical  Staff  Privileges.  Certain medical specialties may not require
        --------------------------
hospital privileges such as Industrial and Occupational Medicine, Pathology, Dermatology, Allergy, etc. Where appropriate, Physicians must maintain active, unrestricted staff privileges with at least one RHG Member Provider hospital or Surgery Center. Physician hereby consents to disclosure by such facility to RHG of all data collected with respect to Physician in connection with Physician's medical staff membership, including without limitation all applications for staff privileges and any renewals thereof.

II.7.3 Organization's Requirements.  Physician shall comply with and be bound by
       ---------------------------
RHG's criteria for provider participation, including RHG's administrative policies and procedures, as adopted and amended from time to time by RHG. Physician shall cooperate with RHG's periodic evaluation of professional qualifications which shall include, but not be limited to, Physician giving consent to the release of information from any facility at which Physician has medical staff privileges. In addition, Physician shall cooperate with RHG's and each Payor's programs and procedures, as approved by RHG, for the expeditious resolution of any grievance or complaint.

II.8  Notification  to  RHG.  Physician represents and warrants that information
      ---------------------
provided herein and in the RHG provider application is true and accurate in all respects and acknowledges that RHG is relying on the accuracy of such information in entering into and continuing the term of this agreement. Physician shall notify RHG immediately upon becoming aware of the initiation of any investigation, disciplinary action, sanction, or peer review action against Physician that could result in (i) suspension, reduction or loss of license to practice Physician's profession or to provide healthcare services; (ii) denial, suspension, restriction, reduction or termination of privileges or staff membership at any health facility or by any peer review body; (iii) impairment of Physician's ability to provide healthcare services safely; or (iv) imposition of any sanction under the Medicare program or Medicaid program. In addition, Physician shall provide prior written notice to RHG of any changes in (i) Federal Tax Identification Number, (ii) other information provided in his/her application for participation, (iii) Physician's professional liability insurance, (iv) Physician's billing or office address, and (v) services provided by Physician. A failure to give any notice required by this Section shall be a material breach of Physician's obligations and responsibilities hereunder, regardless of the status, pendency or outcome of the event giving rise to the obligation to give that notice, and may be grounds for delay in payment, claim denial and/or immediate termination of this Agreement.

II.9  Medical  Records.  Physician  shall  maintain  complete and timely medical
      ----------------
records for Qualified Participants treated by Physician. Such records shall be prepared in accordance with accepted principles of practice, shall document all services performed for Qualified Participants and shall comply with all applicable state and federal laws. Physician shall maintain such records for the length of time required by applicable state or federal law. Subject to all applicable privacy and confidentiality requirements, such medical records shall be made available to each physician and other health professionals treating the Qualified Participant, and upon request, to the Payor, RHG or its designated representative for review at no charge. Physician shall obtain a valid consent for the release of the Qualified Participant's medical records to other providers, RHG, Payor, or its designated representative. RHG agrees that medical records of Qualified Participants shall be treated as confidential so as to comply with all federal and state laws and regulations regarding the confidentiality of patient records. The Physician's obligations under this
Section  II.8  shall  survive  the  termination  of  this  Agreement.

II.10  Inspection  of Records and Operations.  RHG, Payor, with the exception of
       -------------------------------------
Qualified Participants in the Medical Access Savings Card Program or a designated representative, shall have the right to inspect and audit, at all reasonable times during normal business hours, upon prior notice, any of Physician's accounting, administrative, medical records and operations reasonably pertaining to RHG, to services provided to Qualified Participants, and to Physician's performance under this Agreement. Physician further agrees to allow RHG, Payor (with the exception of Qualified Participants in the Medical Access Savings Card Program), or a designated representative thereof, including the designated utilization review, quality management, case management or peer review staff, to have reasonable access to treatment records and information of Qualified Participants for services provided under the terms of this Agreement as necessary to enable such party to perform Utilization Review and Quality Assurance activities in accordance with the applicable Utilization Review and Quality Assurance Program. In addition, Physician agrees that in the event an examination concerning the quality of healthcare services is conducted by appropriate officials, as required by federal, state, and/or local law, RHG shall submit, in a timely fashion, any required books and records and shall facilitate such examination. RHG and Physician agree to assist one another with on-site inspection of facilities and records by representatives of authorized federal, state and local regulatory agencies.

II.11  Relationship of Parties.  Physician understands and agrees that he/she is
       -----------------------
an independent legal entity. Nothing in this agreement shall be construed or deemed to create a relationship of employer and employee, principal and agent, partnership or joint venture or any relationship other than that of independent parties contracting with each other solely to carry out the provisions of this Agreement for the purposes recited in this Agreement. With regard to the provision of medical and healthcare services, Physician acts as an independent entity and the Physician-patient relationship shall in no way be affected.

II.12  Standards  of Care.  Physician agrees that all duties performed hereunder
       ------------------
shall be consistent with the proper practice of medicine, and that such duties shall be performed in accordance with the customary rules of ethics and conduct of the American Medical Association or American Osteopathic Association, as the case may be, and such other bodies, formal or informal, government or otherwise, from which physicians seek advise and guidance or by which they are subject to licensing/certification and control. Additionally, Physician shall perform all medical and healthcare services in conformance with the standards for his/her specialty as established by the applicable specialty board and the local/regional medical community. Physician agrees that he/she shall not engage in any acts of moral turpitude, as determined by RHG in good faith. Physician agrees that, to the extent feasible, he/she shall utilize such additional allied health and other qualified personnel as are available and appropriate for the effective and efficient delivery of care. Physician shall ensure that all such personnel are properly licensed and/or possess the necessary credentials to render the services that they perform.

II.13  Right  to  Use  Physician's  Name.  Physician agrees to allow RHG to list
       ---------------------------------
Physician's name, specialty, address and telephone number and other relevant information in a Member Provider directory or other materials to help promote and solicit contracts with Payors. Physician agrees not to use RHG's trademarks or trade names without RHG's prior written consent.

II.14  Noncompliance.  Physician understands that his/her failure to comply with
       -------------
any of the requirements imposed on him/her pursuant to this Agreement may result in corrective action or termination of this Agreement by RHG.

II.15  Antitrust  Guidelines.  Physician  agrees  to  comply  with all antitrust
       ---------------------
guidelines and procedures promulgated by Federal and State entities and RHG from time to time.

III.  RHG'S  OBLIGATIONS

III.1  Marketing  to  Payor.  RHG  shall  enter  into  agreements  with  Payors;
       --------------------
implement systems to respond to Payors, Customers and Member Providers requests for information; provide clarification of policies concerning the operation of Plans or Programs, as defined by Payor Agreements; and assist Member Providers to obtain information or clarification regarding the Plans or Programs. Physician agrees to work in cooperation with RHG to market the services of the Member Providers to Payors.

III.2  Utilization  Review  and  Quality  Assurance  Programs.  Payor  with  the
       ------------------------------------------------------
exception of Qualified Participants in the Medical Access Savings Card Program or RHG may establish Utilization Review and Quality Assurance Programs. Such programs shall be in accordance with the Standards and Guidelines established by RHG as outlined in Exhibit A, which may be amended from time to time upon written notice to Physician.

III.3  Credentialing.  RHG  will  perform  and/or  delegate  to  qualified
       -------------
organizations credentialing of each Physician to be included under this Agreement. Credentialing may include verification of all information and documents provided in the application for participation and investigation of Physicians education, training and practice history, including but not limited to queries to the National Practitioners Data Bank and current and previous professional liability carriers, Medicare and Medicaid.

III.4   Operational  Functions.  RHG shall assign a designated representative to
        ----------------------
be a liaison with the Physicians and Payors, with the exception of Qualified Participants in the Medical Access Savings Card Program, to devote reasonable time and effort to perform RHG's responsibilities hereunder. RHG shall arrange for claims processing except for Qualified Participants in the Medical Access Savings Card Program.

IV.  REIMBURSEMENT,  CLAIMS
     SUBMISSION  AND  PAYMENT

IV.1  Reimbursement.  RHG  shall  arrange  for  Payors  to  pay  Physician  the
      -------------
reimbursement rates for services rendered to Qualified Participants pursuant to Exhibit B. Physician agrees and acknowledges that RHG is acting solely in an administrative capacity in providing a network of quality health services. RHG is not the claims paying agent and will not be liable for the payment of any amount owed by a Payor to Physician in the event that Physician is unable to collect such amount of money.

IV.2   Reimbursement  Rates.  Physician  is to be paid by the Payor according to
       --------------------
the rates established in Exhibit B. Physician hereby agrees that rates in Exhibit B, which may be amended from time to time upon mutual agreement, represent the total amount to be received and agrees to look solely to the Payor for payment for such services. Payment will be made for healthcare services actually rendered. For services rendered to Qualified Participants of the Medical Access Savings Card Program, Physician can and should make payment arrangements prior to the delivery of care directly with the patient or responsible party. Services provided under the provisions of the Medical Access Savings Card Program must be documented by a receipt that the Qualified Participant may use for tax purposes or in conjunction with other coverage. Physician can pursue collection efforts directly with Qualified Participants of the Medical Access Savings Card Program, if necessary. All others will be paid, when appropriate, only after submission of a complete and accurate claim. RHG does not guarantee and makes no guarantees, representations, warranties or covenants regarding the selection or use of Physician's services by any Qualified Participant or Payor, or the number of patients, if any, which may result from participation in RHG's provider network. The obligation of a Payor to reimburse Physician in accordance with Exhibit B for the provision of services to a Qualified Participant shall be conditioned upon a good faith determination by the Payor or its designated representative that

(i) Physician is in compliance with the Payor's utilization management program, and (ii) such services are medically necessary, whether such determinations are made before, on or after the provision of services to such Qualified Participant.

IV.3  Bill  or  Claim  Forms.  Bill or Claim forms are required for all services
      ----------------------
with the exception of services provided under the provisions of the Medical Access Savings Card Program. All bills or claims must be submitted complete and accurate on HCFA 1500 and in the manner designated by RHG and must include billed charges (not discounted rates) and appropriate codes, consistent with policies established or approved by RHG or the applicable state regulations. All bills or claims must be submitted within thirty (30) days, or within such time period from the date of service, or as specified by RHG or its designee. In the event that Physician is unable to submit a bill or claim in accordance with this Section IV.3, as a result of factors not within Physician's reasonable control, Physician shall notify RHG in writing of the cause of Physician's inability to submit the bill or claim and RHG may, but shall not be required to, waive the provisions of this Section IV.3.

IV.4  Limited  Recourse  Against  Qualified  Participants.  Except  as otherwise
      ---------------------------------------------------
provided in this Agreement (Section I.9), Physician agrees to seek payment from each Payor for services provided to its Qualified Participants, and agrees that he/she will not seek additional payments or reimbursement from Qualified Participants. In addition, Physician agrees that neither RHG, the Payor nor the Qualified Participant shall be billed or ultimately held responsible for payment for services deemed not to be a covered service by RHG or its designee unless, prior to providing such services, the Qualified Participant has been informed that (i) the services(s) to be provided are not covered, and (ii) that the Payor with the exception of Qualified Participants in the Medical Access Savings Card Program, will not pay for such services, and (iii) that the Qualified Participant will be financially liable for such services, and (iv) the Qualified Participant voluntarily agrees, in writing, to pay for such services. When Qualified Participant is covered by a state or federally regulated occupational injury and illness program, Physician agrees to comply with state and federal regulations regarding holding Qualified Participants harmless for amounts not paid by Payor for any reason, including Payors insolvency.

IV.5  Payment  of  Bills  or Claims.  RHG shall administratively arrange for the
      -----------------------------
Payor or its designated representative to pay undisputed bills or claims which are accurate, complete and comply with the Agreement within the shorter of (i) the time period mandated by state law, or (ii) the time period established by the applicable Payor Agreement.

IV.6  Erroneous  Payment.  In  the  event  that  a  Payor, and/or its designated
      ------------------
representative pays the Physician (i) more than once, or (ii) an incorrect amount, or (iii) an overpayment, the Payor or its designated representative may, at its sole option and discretion, request the return of such amount from Physician.

IV.7  Copayment/Coinsurance. Physician may directly bill a Qualified Participant
      ----------------------
(excluding  occupational  injuries  and illnesses and the Medical Access Savings
Card) for copayments, coinsurance and deductibles, but payment for such copayments, coinsurance and deductibles shall be in accordance with the amounts set forth in the applicable benefit plan. Physician may directly bill and collect from a Qualified Participant at Physician's usual and customary charges for any Qualified Participant approved services rendered which are not Covered Services. Neither the Participating Payors nor RHG shall have any liability or responsibility to Physician for these charges.

V.  HOSPITAL/FACILITY  ADMISSIONS

If a Qualified Participant requires a non-emergency hospital/facility admission by Physician, Physician shall verify the patient's status as a Qualified Participant, arrange for admission with a Member Provider and, if required by RHG or the Payor, secure authorization for such admission prior to the admission in accordance with the applicable Utilization Review and Quality Assurance Program. Medical Access Savings Card Program Participants do not require pre-certification, authorization or utilization management for hospital/facility admission. For all other Qualified Participants a Physician who does not secure the required prior authorization or comply with continuing stay review processes under the applicable Utilization Review and Quality Assurance Program, may be denied payment for professional services associated with the Qualified Participant's admission. Finally, Physician agrees to cooperate and participate in a coordinated discharge planning program as may be established by RHG or applicable Payor.

VI.  INSURANCE  AND  INDEMNIFICATION

VI.1  Insurance  Requirement. Physician shall provide and maintain such policies
      ----------------------
of professional liability insurance, in a form and with insurance carriers acceptable to RHG. The amounts and extent of such insurance coverage shall be in the amounts determined by community standards for relevant specialties and shall be subject to the approval from time to time of RHG. If such coverage is under a "claims-made" policy, Physician agrees to provide and maintain such insurance coverage or a "tail" policy in the same amounts following the termination of this Agreement. Physician shall promptly demonstrate evidence of insurability and that the required insurance is paid and in force upon request of RHG.

VI.2  Indemnification  of  RHG.  RHG  will  be  responsible  for its own acts or
      ------------------------
omissions and any and all claims, liabilities, injuries, suits and demands and expenses of all kinds which may result or arise out of any alleged malfeasance or neglect caused or alleged to have be caused by its employees or representatives, in the performance or omission of any act or responsibility under this Agreement. In the event that a claim is made against RHG, it is the intent of RHG to cooperate in the defense of said claim and to cause their insurers to do likewise. However, RHG shall have the right to take any and all actions they believe necessary to protect their interest.

VI.3  Indemnification  of  Physician.  Physician will be responsible for its own
      ------------------------------
acts or omissions and any and all claims, liabilities, injuries, suits and demands and expenses of all kinds which may result or arise out of any alleged malfeasance or neglect caused or alleged to have be caused by its employees or representatives, in the performance or omission of any act or responsibility under this Agreement. In the event that a claim is made against Physician, it is the intent of Physician to cooperate in the defense of said claim and to cause their insurers to do likewise. However, Physician shall have the right to take any and all actions they believe necessary to protect their interest.

VII.  TERM  AND  TERMINATION

VII.1  Term.  The term of this Agreement shall be for one (1) year from the date
       ----
hereof and shall be automatically renewed on an annual basis for successive twelve (12) month periods, unless sooner terminated in accordance with Section VII.2.

VII.2  Termination.  This  Agreement  may  be  terminated sooner on the first to
       -----------
occur  of  the  following:

VII.2.1  Termination  by  Physician.  Physician  may terminate this Agreement in
         --------------------------
the event of a material default or breach of RHG's obligations hereunder, upon sixty (60) days prior written notice and the failure of RHG to cure such breach or default within such sixty (60) day period. In addition, in the event of an "emergency situation", Physician may terminate the Agreement upon thirty (30) days prior written notice and the acknowledgment by RHG that such an emergency condition does exist. "Emergency Situation" shall mean an unforeseeable event, not resulting from Physician's act or omission, which materially affects Physician's ability to continue the practice of medicine or to perform his obligations hereunder.

VII.2.2  Termination  by  RHG.  A  Member  Provider  shall  automatically  be
         --------------------
terminated on the date when: (i) Physician's license to practice medicine or other licensed healthcare profession in the state where services are rendered, is suspended or revoked, (ii) Physician's medical staff privileges at a participating facility are revoked or suspended, unless such Physician's privileges are reinstated within twenty (20) days of such suspension, (iii) Physician's DEA or applicable State Controlled Substance Registration number required by Section II.6 above is suspended or revoked, unless such Physician can arrange for other Member Providers to prescribe regulated drugs for Qualified Participants under the care of Physician within ten (10) days of such loss of such Registration number(s) and gives RHG notice of the same, (iv) Physician is excluded from participation in the Medicaid or Medicare programs,
(v) Physician loses or experiences a material reduction in malpractice insurance, (vi) Physician engages in any act, omission, demeanor or conduct that is reasonably likely to be detrimental to patient safety or to the delivery of quality patient care, or to lead to the provision of professional services below applicable professional standards, or (vii) Physician is convicted of a Felony,
(viii)  Physician is found in violation of  professional conduct, or (ix) thirty
(30) days following written notice by RHG of a material default or breach by Physician hereunder and the failure of Physician to cure such default or breach during such thirty (30) day period.

VII.2.3  Termination  for Insolvency. This Agreement shall terminate immediately
         ---------------------------
in the event that either RHG or Physician voluntarily or involuntarily, liquidates, dissolves or becomes subject to any proceeding for the rehabilitation or conservation of their financial affairs.

VII.2.4  Termination by Either Party.  Either party may terminate this Agreement
         ---------------------------
without  cause  upon  one  hundred  twenty  (120)  days  prior  written  notice.

VII.2.5  Unforeseen Events.  In the event that either party's ability to perform
         -----------------
their obligations under this Agreement is substantially interrupted by war, fire, insurrection, riots, the elements, earthquake, acts of God, or other similar circumstances beyond the reasonable control of such party, the party shall be relieved of those obligations for the duration of the interruption upon notice to the other party. In the event that the interruption is reasonably determined likely to persist for at least ninety (90) days, either party may terminate this Agreement upon thirty (30) days prior written notice.

VII.3  Effects  of  Termination.  Upon  termination  of  this Agreement, neither
       ------------------------
party shall have any further obligation hereunder except for (i) obligations accruing prior to the date of termination, including without limitation, any obligation by Physician to continue to provide healthcare services to Qualified Participants, and (ii) obligations, promises or covenants contained herein which are expressly made to extend beyond the term of this Agreement.

VII.4  Qualified  Participant  and  Payor Notification.  Upon the termination of
       -----------------------------------------------
this Agreement, by either party, Physician shall cooperate with RHG to notify Payors and Qualified Participants of such termination.

VIII.  CONTINUATION  OF  BENEFITS

VIII.1  Continuation of Benefits. Except for Medical Access Savings Card Program
        ------------------------
Participants, upon termination of this Agreement, Physician shall continue to provide services in accordance with this Agreement to any Qualified Participant currently undergoing treatment by Physician until a medically appropriate transfer of care has been accomplished provided, however, that Physician shall exercise best efforts to accomplish such transfer within thirty (30) days after the date this Agreement terminates. Physician shall be reimbursed for any such services in accordance with the terms of this Agreement.

VIII.2  Survival.  The  provisions  of  this  Article  VIII  shall  survive  the
        --------
termination of this Agreement regardless of the cause giving rise to such termination, as will sections II.8, VI.2, VI.3, VII.3, IX, and X. The provisions of this Article VIII supersede any oral or written agreement to the contrary now existing or hereafter entered into between Physician and any Qualified Participant or any person acting on a Qualified Participant's behalf.

IX.  CONFIDENTIALITY

All business, medical and other records relating to the operation of RHG, including, but not limited to, books of account, general administrative records, policies and procedures, pricing information, terms of this Agreement and all information generated and/or contained in management information systems owned by or pertaining to RHG, and all systems, manuals, computer software and other materials, but excluding patient charts, shall be and remain the sole property of RHG (collectively, the "Confidential Information"). Physician acknowledges that the Confidential Information and all other information regarding RHG, that is competitively sensitive, is the property of RHG and RHG may be damaged if such information was revealed to a third party. Accordingly, Physician agrees to keep strictly confidential and to hold in trust all Confidential Information. Upon termination of this Agreement by either party for any reason whatsoever, Physician shall promptly return to RHG all material constituting Confidential Information or containing Confidential Information, and Physician will not thereafter use, appropriate, or reproduce such information or disclose such information to any third party. Physician specifically agrees that under no circumstances will Physician discuss the terms and conditions of this Agreement, and in particular the pricing information herein, with any Member Provider, healthcare provider or purchaser of healthcare services.

X.  MISCELLANEOUS

X.1  Disputes.  All  disputes and differences between the Physician and RHG upon
     --------
which an amicable understanding cannot be reached are to be decided by the following method:

X.1.1  Mediation  through  RHG. The Physician shall notify RHG in writing of the
       -----------------------
dispute or disagreement, he/she shall supply RHG with all pertinent information and state his/her position on the dispute. Upon receipt of this information, RHG will immediately contact Payor and require the same information. RHG will then attempt to mediate the dispute to the mutual satisfaction of all parties. If mediation is not possible within a reasonable time, not to exceed thirty (30) days from the time of first notice, the following procedure will apply:

X.1.2  Arbitration.  If  the  dispute  cannot be solved by the mediation process
       -----------
described above, either the Physician, RHG or Payor may elect to submit the dispute to binding arbitration under the rules of the American Arbitration
Association or any other method of arbitration mutually agreed upon by the parties. Arbitration will be conducted in Houston, Texas. Each party will be responsible for their own legal fees. The cost of the arbitration services will be the sole responsibility of the party requesting the arbitration.

X.2  Non-Exclusivity.  Nothing  in this Agreement shall be construed to restrict
     ---------------
the Physician or RHG from entering into other contracts or agreements to provide healthcare services to Payors or other healthcare delivery plans, patients, and employer groups.

X.3  Entire  Agreement.  This Agreement contains the entire understanding of the
     -----------------
parties and supersedes any prior understandings and agreements, written or oral, respecting the subjects discussed herein.

X.4  No  Waiver.  The  waiver  by  either  party of a breach or violation of any
     ----------
provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach hereof.

X.5  Regulatory Compliance.  Physician and RHG agree that each shall comply with
     ---------------------
all applicable requirements of municipal, county, state and federal authorities, all municipal and county ordinances and regulations, and all applicable state and federal statutes and regulations, now or hereafter in force and effect, governing RHG, Physician the provision of services of by a Physician, and/or Payors, including but not limited to applicable requirements under any state or federal fair employment practices, equal employment opportunity, or similar laws declaring discrimination in employment based upon race, color, creed, religion, sex, or national origin as illegal, and, Titles VI and VII of the Civil Rights Act of 1964, Section 202 of Executive Order 11246 as amended by Executive Order 11375, Sections 503 and 504 or the Rehabilitation Act of 1973 and Title IV of the Vietnam Era Veterans Readjustment Assistance Act of 1974, and Sections 1 and 3 of Executive Order 11625, or any applicable rule or regulation promulgated pursuant to any such laws or orders.

X.6  Governing  Law.  This  Agreement  shall  be  governed  by  and construed in
     --------------
accordance  with  applicable  Texas  State  law.

X.7  Amendments.  This  Agreement  may  be  amended by RHG upon ninety (90) days
     ----------
written notice of such proposed amendment with the physician's concurrence. Failure of Physician to provide written objection to such amendment within the ninety (90) day period shall constitute Physician's approval of such amendment.

X.8  Severability.  The invalidity or un-enforceability of any term or condition
     ------------
hereof shall in no way affect the validity or enforceability of any other term or provision.

X.9  Assignment.  Physician  may  not  assign or otherwise transfer any right or
     ----------
delegate any duty of performance hereunder, in whole or in part without the prior written consent of RHG. RHG retains the right to assign this Agreement, in whole or in part, to any entity with which RHG or its parent company or any of its subsidiaries is affiliated, or with which it merges or consolidates.

X.10 Third Party Beneficiaries.  Except for Payors and the agents thereof, there
     -------------------------
are  no  third  party  beneficiaries  of  this  Agreement.

X.11  Captions.  The  captions  and headings contained in this Agreement are for
      --------
reference purposes only and shall not affect in anyway the meaning or interpretation of this Agreement.

X.12  Execution of Counterparts. This Agreement may be executed in any number of
      -------------------------
counterparts, including facsimiles, each of which shall be deemed to be an original as against any part whose signature appears thereon, and all of which shall together constitute one and the same instrument.

X.13  Partial Invalidity.  If any part, clause or provision of this Agreement is
      ------------------
held to be void by a court of competent jurisdiction, the remaining provisions of this Agreement shall not be affected and shall be given construction, if possible, as to permit it to comply with the minimum requirements of any applicable law, and the intent of parties hereto.

X.14  Official  Notices.  Any  notice  or  communication  required, permitted or
      -----------------
desired to be given hereunder shall be deemed effectively given when personally delivered or mailed, return receipt requested, or overnight express mail addressed as follows:

Physician or Representative/Designee: (Please Print)

Name:
                ---------------------------------------
Organization:
                ---------------------------------------
Address:
                ---------------------------------------
City/State/Zip:
                ---------------------------------------
Telephone:
                ---------------------------------------
Fax:
                ---------------------------------------
Organization:
     Rockport Healthcare Group, Inc.
     Attn: Vice President, Network Development
     50 Briar Hollow Lane, Suite 515W
     Houston, TX 77027
     Telephone: (713) 621-9424
     Fax: (713) 621-9511

or to such other address, and to the attention of such other person(s) or officer(s) as either party may designate by written notice.


IN WITNESS WHEREOF, the undersigned will be deemed to have executed this Agreement as of the date this Agreement is signed by RHG.

For  and  on  behalf  of:

ROCKPORT HEALTHCARE GROUP, INC.
50 BRIAR HOLLOW LANE, SUITE 515W
HOUSTON, TX  77027

----------------------------------------------

DATE:
     -----------------------------------------

For and on behalf of:

PHYSICIAN OR REPRESENTATIVE/DESIGNEE

SIGNATURE:
          ------------------------------------

NAME:
     -----------------------------------------
                   (PRINT)

TIN:
     -----------------------------------------

DATE:
     -----------------------------------------

                            EXHIBITS "B-2" AND "B-3"


                    HOSPITAL AND ANCILLARY FACILITY AGREEMENT
                         ROCKPORT HEALTHCARE GROUP, INC.

This Member Provider Agreement ("Agreement"), is entered into by and between Rockport Healthcare Group, Inc., a Nevada Corporation ("RHG") and __________________________________________ ("Member Provider"), and will become effective  as  of  the  date  the  Agreement  is  executed  by  RHG.

WHEREAS, RHG is engaged in the business of developing and acting in an administrative capacity in providing industrial and occupational provider networks that offer a new integrated continuum of healthcare services. These networks will offer greater efficiency, economy, quality and availability of healthcare services; and

WHEREAS, RHG has networks of contracted physicians, physician groups, hospitals and providers of ancillary healthcare services (collectively, the "Member Providers") to provide a full-range of healthcare services. These services are available for use by "Qualified Participants" as defined later in this document; and

WHEREAS, Member Provider desires to provide appropriate and cost-effective healthcare services to "Qualified Participants" who are covered by Payor Agreements at the rates in Exhibit B; and

WHEREAS, RHG has entered into Agreements with one or more insurance carriers, self insured groups, and third party administrators to provide for healthcare review, medical service, and other medical utilization services for employers which maintain self-insured funds, third party administrators, insurance carriers and individuals who have contracted with RHG.

NOW, THEREFORE, in consideration of the premises, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed as follows:

I.  DEFINITIONS

When used in this Agreement and unless the content otherwise clearly requires, the following words and terms shall mean:

I.1  "Physician"  means  a  licensed  Medical  Doctor  or  Doctor of Osteopathic
      ---------
Medicine,  or  group  of  same  who desire to become a Member Provider with RHG.

I.2  "Qualified  Participant"  means:  (a)  an  employee,  member  of  an  RHG
      ----------------------
payor/client who is eligible to receive certain healthcare benefits under an individual or group benefit plan or any other insurance program; (b) a person who presents with authorization from the Employer prior to the initiation of treatment that the worker is currently employed and that the presenting problem was job related, either in writing or by telephone.

I.3  "Payor"  means  an  individual,  organization, firm or governmental entity,
      -----
including but not limited to an employer, self-insured employer, employer coalition, health insurance purchasing cooperative, insurer, third party administrator. These Payors have entered into a Payor Agreement with RHG for the provision of healthcare services to a Qualified Participants and have agreed to pay for such services, pursuant to such Payor Agreement.

I.4  "Payor  Agreement"  means  the  agreement  between  RHG  and a Payor, which
      ----------------
agreement is made before, on or after the effective date of this Agreement and which expresses the agreed upon contractual rights and obligations of the parties.

I.5  "Member  Provider"  means any physician; physician group; hospital; surgery
      ----------------
center; diagnostic imaging center; laboratory; clinic; chiropractor; dentist; podiatrist; psychologist; social worker; physical, occupational and speech therapist; etc. licensed or certified to practice a healthcare profession or licensed as a facility to offer healthcare services, in the state where services are rendered, who has met the credentialing requirements of RHG, and who has been accepted by RHG as a Member Provider and who has executed a contract with RHG.

I.6  "Primary  Care  Physician"  means  a  Member  Provider  who  has  met  the
      ------------------------
credentialing requirements of RHG to be a Primary Care Physician and is designated by RHG as a Primary Care Physician.

I.7  "Specialist  Physician"  means  a  Member  Provider  who  has  met  the
      ---------------------
credentialing requirements of RHG to be a Specialist Physician, and to whom Primary Care Physicians may refer for necessary and authorized care other than primary care services.

I.8  "Emergency" means the sudden and unexpected onset of a medical condition or
      ---------
accidental  injury  manifesting  itself by acute symptoms of sufficient severity
(including severe pain) such that the absence of immediate medical attention could reasonably be expected to result in any of the following: (i) placing the Qualified Participant's health in serious jeopardy; (ii) serious impairment to bodily functions; or (iii) serious dysfunction of any bodily organ or part; and which the Qualified Participant secures immediately after the onset thereof, or as soon thereafter as practicable, but in no event later than twenty-four (24) hours after onset. To the maximum extent permitted by law, the determination of whether an Emergency existed at the time covered services were provided shall be made exclusively by Payor.

I.9  "Covered  Services"  are  those  healthcare  and health-related services as
      -----------------
defined by each individual Payor. RHG will communicate Payor specific Covered Services to each Member Provider.

I.10  "Utilization  Review  and  Quality Assurance Program" means the program or
       ---------------------------------------------------
programs, applicable to the Payor as amended from time to time, through which appropriate, cost-effective utilization of health resources is sought and utilization and practice patterns are monitored in order to identify and, as appropriate, to correct deviations from established norms. Medical necessity and medically necessary determinations are established and administered by the Payor or the Payor's designee, in accordance with Exhibit A.

I.11  "Claim  and/or Claim Form" means a HCFA 1500 and/or UB 92 used for billing
       ------------------------
for all services. All claims will be paid, when appropriate, only after submission of a complete and accurate claim.

II.  MEMBER  PROVIDER  OBLIGATIONS

II.1  Services.  Member  Provider agrees to provide or arrange for all medically
      --------
necessary medical care for Qualified Participants who seek care from Member Provider. Member Provider agrees to perform such services with the same standard of care, skill and diligence which is customarily used by Member Providers in the community in which such services are rendered. Member Provider agrees that it is their sole responsibility to verify that the individual presenting for care is a Qualified Participant. Member Provider agrees to render healthcare services to Qualified Participants in the same manner, in accordance with the same standards, and with the same time availability as offered to Member Provider's other patients. Member Provider shall ensure that services provided are consistent with RHG's programs, policies and procedures and the applicable Workers' Compensation programs and plans. Member Provider agrees to comply with and be bound by all Utilization Review and Quality Assurance Programs, including discharge planning programs, adopted by RHG and the Payor, when approved by RHG, from time to time.

II.2  Non-Discrimination.  Member  Provider  shall  not  differentiate  or
      ------------------
discriminate in the treatment of its patients as to the quality of services delivered to Qualified Participants because of race, sex, age, religion, national origin, place of residence, source of payment or health status. Member Provider shall observe, protect and promote the rights of Qualified Participants as patients.

II.3  Medical  Staff  Participation.  Member Provider shall use its best efforts
      -----------------------------
to encourage members of its medical staff, including facility-based physicians and healthcare professionals, to execute participation agreements with RHG. Member Provider shall cooperate to the fullest extent possible in obtaining staff privileges for Participating Primary Care and Speciaist Physicians who meet Member Provider's credentialing standards and agree to comply with the rules and regulations, policies and procedures as may exist from time to time governing Member Provider and its medical staff. Member Provider shall grant staff privileges only to competent qualified physicians and healthcare professionals and shall exercise ongoing peer review of the members of its medical staff. Member Provider shall use its best efforts to promptly notify RHG in the event that the staff privileges of any Physicians have been revoked, suspended, restricted or otherwise adversely affected by the Member Provider. Member shall provide RHG with a current copy of its medical staff roster and will make available, to RHG, updates as changes occur.

II.4  Referrals.  Except in a medical emergency or when authorized by RHG or its
      ---------
designated representative, Member Provider agrees to refer Qualified Participants only to other Member Providers, as defined in I.5, when medically necessary and appropriate. All referrals must be in accordance with the applicable Utilization Review and Quality Assurance Program unless specifically directed by RHG. In addition, Member Providers who are permitted to prescribe medication, agree to use RHG's or the applicable Payors pharmaceutical formularies, if any, when prescribing medications for Qualified Participants.

II.5  Reports.  For  each encounter where Member Provider provides services to a
      -------
Qualified Participant, Member Provider shall report such encounter on an appropriate form and shall include statistical, descriptive medical and patient data and identifying information, if and to the extent that reports are specified by RHG or its designated representative.

II.6  Professional  Requirements.
      --------------------------

II.6.1  Licensure  &  Accreditation.   Member  Provider  shall  comply  with all
        ---------------------------
applicable federal, state and local laws, rules and regulations governing like providers and their provision of services. Evidence of such current licensing, certification and/or accreditation shall be submitted promptly to RHG upon request. Member Provider represents and warrants that it and each of its employees and contracted service providers has obtained, and shall maintain throughout the term of this Agreement, all necessary registrations, certifications, licenses, permits and approvals as are required for the lawful provision of Member Provider services to Qualified Participants. Member Provider shall immediately notify RHG of any action, investigation or proceeding to revoke, suspend, restrict, or otherwise affect any such registrations, certifications, licenses, permits, accreditations or approvals. Member Provider warrants that it is currently accredited by the Agency that governs like providers and is certified as a provider under Title XVIII (Medicare) and when appropriate, Title XIX (Medicaid) of the Social Security Act and that it shall maintain such accreditation and certification during the term of this Agreement. Member Provider shall immediately notify RHG of any action, investigation or proceeding to revoke, suspend, restrict, or otherwise affect such accreditation or certifications.

II.6.2  Organization's  Requirements.  Member  Provider shall comply with and be
        ----------------------------
bound by RHG's criteria for provider participation, including credentialing and administrative policies and procedures, as adopted and amended from time to time by RHG. Member Provider shall cooperate with RHG's periodic evaluation of qualifications. In addition, Member Provider shall cooperate with RHG's and each Payor's programs and procedures, as approved by RHG, for the expeditious resolution of any grievance or complaint.

II.7  Notification  to  RHG.  Member  Provider  represents  and  warrants  that
      ---------------------
information provided herein and in the RHG application is true and accurate in all respects and acknowledges that RHG is relying on the accuracy of such information in entering into and continuing the term of this agreement. Member Provider shall notify RHG immediately upon becoming aware of the initiation of any investigation, disciplinary action, or sanction, against Member Provider that could result in (i) suspension, reduction or loss of license to provide healthcare services; (ii) denial, suspension, restriction, reduction or termination of accreditation/certification; (iii) impairment of Member Provider's ability to provide healthcare services safely; or (iv) imposition of any sanction under the Medicare program or Medicaid program. In addition, Member Provider shall provide prior written notice to RHG of any changes in (i) Federal Tax Identification Number, (ii) other information provided in its application for participation, (iii) Member Provider's professional liability insurance,
(iv) Member Provider's billing or facility address, and (v) services provided by Member Provider. A failure to give any notice required by this Section shall be a material breach of Member Providers obligations and responsibilities hereunder, regardless of the status, pendency or outcome of the event giving rise to the obligation to give that notice, and may be grounds for delay in payment, claim denial and/or immediate termination of this Agreement.

 II.8  Medical  Records.  Member  Provider  shall  maintain  complete and timely
       ----------------
medical records for Qualified Participants treated by Member Provider and its medical staff. Such records shall be prepared in accordance with accepted principles of practice, shall document all services performed for Qualified Participants and shall comply with all applicable state and federal laws. Member Provider shall maintain such records for the length of time required by applicable state or federal law. Subject to all applicable privacy and confidentiality requirements, such medical records shall be made available to each Member Provider and other health professionals treating the Qualified
Participant, and upon request, to the Payor, RHG or its designated representative for review at no charge. Member Provider shall obtain a valid consent for the release of the Qualified Participant's medical records to other providers, RHG, Payor, or its designated representative. RHG agrees that medical records of Qualified Participants shall be treated as confidential so as to comply with all federal and state laws and regulations regarding the confidentiality of patient records. The Member Provider's obligations under this Section II.8 shall survive the termination of this Agreement.

II.9   Inspection  of  Records  and  Operations.  RHG,  Payor  or  a  designated
       ----------------------------------------
representative shall have the right to inspect and audit, at all reasonable times during normal business hours, upon prior notice, any of Member Provider's accounting, administrative, medical records and operations reasonably pertaining to RHG, to services provided to Qualified Participants, and to Member Provider's performance under this Agreement. Member Provider further agrees to allow RHG, Payor or a designated representative thereof, including the designated utilization review, quality management, case management or peer review staff, to have reasonable access to treatment records and information of Qualified Participants for services provided under the terms of this Agreement as necessary to enable such party to perform Utilization Review and Quality
Assurance activities in accordance with the applicable Utilization Review and Quality Assurance Program. In addition, Member Provider agrees that in the event an examination concerning the quality of medical and healthcare services is conducted by appropriate officials, as required by federal, state, and/or local law, RHG shall submit, in a timely fashion, any required books and records and shall facilitate such examination. RHG and Member Provider agree to assist one another with on-site inspection of facilities and records by representatives of authorized federal, state and local regulatory agencies.

II.10 Relationship of Parties.  Member Provider understands and agrees that they
      -----------------------
are each an independent legal entity. Nothing in this agreement shall be construed or deemed to create a relationship of employer and employee, principal and agent, partnership or joint venture or any relationship other than that of independent parties contracting with each other solely to carry out the provisions of this Agreement for the purposes recited in this Agreement. With regard to the provision of healthcare services, Member Provider acts as an independent entity and the Member Provider-patient relationship shall in no way be affected.

II.11  Standards  of  Care.  Member  Provider  agrees  that all duties performed
       -------------------
hereunder shall be consistent with the proper practice of their healthcare profession, and that such duties shall be performed in accordance with the customary rules of ethics and conduct of the appropriate and applicable professional organizations and/or associations, as the case may be, and such other bodies, formal or informal, government or otherwise, from which Member Providers seek advise and guidance or by which they are subject to licensing/certification and control. Additionally, Member Provider shall perform all medical and healthcare services in conformance with the standards for their facilities as established by the local/regional professional healthcare community and applicable accrediting/licensing agencies. Member Provider agrees that to the best of its ability its staff shall not engage in any acts of moral turpitude, as determined by RHG in good faith. Member Provider agrees that, to the extent feasible, it shall utilize such additional allied health and other qualified personnel as are available and appropriate for effective and efficient delivery of care. Member Provider shall ensure that all such personnel are properly licensed and/or possess the necessary credentials to render the services that they perform.

II.12  Right to Use Member Provider's Name.  Member Provider agrees to allow RHG
       -----------------------------------
to list Member Provider's name, healthcare profession, address and telephone number and other relevant information in a Member Provider directory or other materials to help promote and solicit contracts with Payors. Member Provider agrees not to use RHG's trademarks or trade names without RHG's prior written consent.

II.13 Noncompliance. Member Provider understands that failure to comply with any
      -------------
of the requirements imposed pursuant to this Agreement may result in corrective action, adjustments to Member Provider's reimbursement or termination of this Agreement by RHG.

II.14  Antitrust  Guidelines.  Member  Provider  agrees  to  comply  with  all
       ---------------------
antitrust guidelines and procedures promulgated by Federal and State entities, and RHG from time to time.

III.  RHG'S  OBLIGATIONS

III.1  Marketing  to  Payors.  RHG  shall  enter  into  agreements  with Payors;
       ---------------------
implement systems to respond to Payors, Customers and Member Providers requests for information; provide clarification of policies concerning the operation of Plans or Programs as defined by Payor Agreements; and assist Member Providers to obtain information or clarification regarding the Plans or Programs. Member Provider agrees to work in cooperation with RHG to market the services of the Member Providers to Payors.

III.2  Utilization  Review  and  Quality  Assurance  Programs.  Payor or RHG may
       ------------------------------------------------------
establish Utilization Review and Quality Assurance Programs. Such programs shall be in accordance with the Standards and Guidelines established by RHG as outlined in Exhibit A, which may be amended from time to time upon written notice to Member Provider.

III.3 Credentialing. RHG will perform and/or delegate to qualified organizations
      -------------
credentialing of each Member Provider to be included under this Agreement. Credentialing may include verification of all information and documents provided in the application for participation and investigation, including but not limited to verification with all state and national licensing and certifying bodies that apply to the services rendered by the Member Provider, such as JCAHO, AAAHC, NCQA, CLIA, URAC, etc. Inquiries may also be made to current and previous professional liability carriers, Medicare and Medicaid.

III.4  Operational  Functions.  RHG  shall assign a designated representative to
       ----------------------
be a liaison with the Member Providers and Payors to devote reasonable time and effort to perform RHG's responsibilities hereunder. RHG shall arrange for claims processing.

IV.  REIMBURSEMENT,  CLAIMS
     SUBMISSION  AND  PAYMENT

IV.1  Reimbursement.  RHG  shall  arrange  for Payors to pay Member Provider the
      -------------
reimbursement rates for services rendered to Qualified Participants pursuant to Exhibit B. Member Provider agrees and acknowledges that RHG is acting solely in an administrative capacity in providing a network of quality health services. RHG is not the claims paying agent and will not be liable for the payment of any amount owed by a Payor to Member Provider in the event that Member Provider is unable to collect such amount of money.

In the instance medical services are determined to be non-covered/non-compensable, Provider shall use best efforts to make any payment arrangements with the Qualified Participant prior to rendering services. In the event that services have already commenced, a payment agreement would be put in place immediately for non-covered services by Provider for Qualified Participant.

IV.2   Reimbursement Rates. Member Provider is to be paid by the Payor according
       -------------------
to the rates established in Exhibit B. Member Provider hereby agrees that rates in Exhibit B, which may be amended from time to time upon mutual agreement, represent the total amount to be received and agrees to look solely to the Payor for payment for such services. Payment will be made for healthcare services actually rendered. All claims will be paid, when appropriate, only after submission of a complete and accurate claim. RHG does not guarantee and makes no guarantees, representations, warranties or covenants regarding the selection or use of Member Provider's services by any Qualified Participant or Payor, or the number of patients, if any, which may result from participation in RHG's provider network. The obligation of a Payor to reimburse Member Provider in accordance with Exhibit B for the provision of services to a Qualified Participant shall be conditioned upon a good faith determination by the Payor or its designated representative that (i) Member Provider is in compliance with the Payor's utilization management program, and (ii) such services are medically necessary.

IV.3  Claim  Forms.  Claim forms are required for all services.  All claims must
      ------------
be submitted complete and accurate on HCFA 1500 or UB 92 and in the manner designated by RHG and must include billed charges (not discounted rates) and appropriate codes, consistent with policies established or approved by RHG or the applicable state regulations. All claims must be submitted within ninety
(90) days, or within such time period from the date of service, or as specified by RHG or its designee. In the event that Member Provider is unable to submit a claim in accordance with this Section IV.3, as a result of factors not within Member Provider's reasonable control, Member Provider shall notify RHG in writing of the cause of Member Provider's inability to submit the claim and RHG may waive the provisions of this Section IV.3.

IV.4  Limited  Recourse  Against  Qualified  Participants.  Except  as otherwise
      ---------------------------------------------------
provided in this Agreement (Section I.9), Member Provider agrees to seek payment from each Payor for services provided to its Qualified Participants, and agrees that it will not seek additional payments or reimbursement from Qualified Participants. In addition, Member Provider agrees that neither RHG, the Payor nor the Qualified Participant shall be billed or ultimately held responsible for payment for services deemed not to be covered by RHG or its designee unless, prior to providing such services, the Qualified Participant has been informed that (i) the services(s) to be provided are not covered, and (ii) that the Payor will not pay for such services, and (iii) that the Qualified Participant will be financially liable for such services, and (iv) the Qualified Participant voluntarily agrees, in writing, to pay for such services. When Qualified Participant is covered by a state or federally regulated workers' compensation program, Member Provider agrees to comply with state and federal regulations regarding holding Qualified Participants harmless for amounts not paid by Payor for any reason, including Payors insolvency.

In the event that services are considered to be a covered benefit and the Payor does not make payment, Member Provider reserves the right to seek payment from the Qualified Participant unless the Qualified Participant is covered by a state or federal workers' compensation program.

IV.5  Payment of Claims. RHG shall administratively arrange for the Payor or its
      -----------------
designated representative to pay undisputed claims which are accurate, complete and comply with the Agreement within the shorter of (i) the time period mandated by state law, or (ii) the time period established by the applicable Payor Agreement.

IV.6  Erroneous  Payment.  In  the  event  that  a  Payor  and/or its designated
      ------------------
representative pays the Member Provider (i) more than once, or (ii) an incorrect amount, or (iii) an overpayment, the Payor or its designated representative may, at its sole option and discretion, request the return of such amount from Member Provider or off set the amount of such overpayment against any amounts owed to Member Provider by the Payor.

V.  HOSPITAL/FACILITY  ADMISSIONS

If a Qualified Participant requires non-emergency hospital/facility admission by Member Provider, Member Provider shall verify the patient's status as a Qualified Participant and secure authorization for such admission prior to the admission in accordance with the applicable Utilization Review and Quality Assurance Program, and when appropriate arranged for Member Providers to participate in the treatment process. For all Qualified Participants a Member Provider who does not secure the required prior authorization or comply with continuing stay review processes under the applicable Utilization Review and Quality Assurance Program, may be denied payment for services associated with the Qualified Participant's admission. Finally, Member Provider agrees to cooperate and participate in a coordinated discharge planning program as may be established by RHG or applicable Payor.

VI.  INSURANCE  AND  INDEMNIFICATION

VI.1  Insurance  Requirement.  Member  Provider  shall provide and maintain such
      ----------------------
policies of professional liability insurance, in a form and with insurance carriers acceptable to RHG. The amounts and extent of such insurance coverage shall be in the amounts determined by community standards for relevant hospital/facilities and shall be subject to the approval from time to time of RHG. If such coverage is under a "claims-made" policy, Member Provider agrees to provide and maintain such insurance coverage or a "tail" policy in the same amounts following the termination of this Agreement. Member Provider shall promptly demonstrate evidence of insurability and that the required insurance is paid and in force upon request of RHG.

VI.2  Indemnification  of  RHG.  Member  Provider  hereby  indemnifies and holds
      ------------------------
harmless RHG from and against any claim, loss, damage, cost, expense or liability arising out of or related to the performance or nonperformance by Member Provider, or Member Provider's partners, employees or independent contractors, of any services to be performed or provided by Member Provider under this Agreement, including but not limited to (i) liabilities unrelated to the practice of the profession of medicine by Member Provider, or (ii) medical malpractice liability arising during periods in which Member Provider has failed to maintain the malpractice coverage required by Section VI.1.

VI.3  Indemnification  of  Member  Provider.  RHG  hereby  indemnifies and holds
      -------------------------------------
harmless Member Provider from and against any claim, loss, damage, cost, expense or liability arising out of or related to the performance or nonperformance by RHG, or RHG's officers, directors, employees, or independent contractors, of any service to be performed or provided by RHG under this Agreement.

VII.  TERM  AND  TERMINATION

VII.1  Term.  The term of this Agreement shall be for one (1) year from the date
       ----
hereof and shall be automatically renewed on an annual basis for successive twelve (12) month periods, unless sooner terminated in accordance with Section VII.2.

VII.2 Termination. This Agreement may be terminated sooner on the first to occur
      -----------
of  the  following:

VII.2.1  Termination  by  Member  Provider.  Member  Provider may terminate this
         ---------------------------------
Agreement in the event of a material default or breach of RHG's obligations hereunder, upon thirty (30) days prior written notice and the failure of RHG to cure such breach or default within such thirty (30) day period. In addition, in the event of an "emergency situation", Member Provider may terminate the Agreement upon thirty (30) days prior written notice and the acknowledgment by RHG that such an emergency condition does exist. "Emergency Situation" shall mean an unforeseeable event, not resulting from Member Provider's act or omission, which materially affects Member Provider's ability to continue the practice of medicine or to perform his obligations hereunder.

VII.2.2  Termination  by  RHG.  A  Member  Provider  shall  automatically  be
         --------------------
terminated on the date when: (i) Member Provider's license in the State where services are rendered is suspended or revoked, (ii) Member Provider is excluded from participation in the Medicaid or Medicare programs, (iii) Member Provider losses their JCAHO, NCQA, AAAHC, URAC, CLIA or other applicable license, certification and/or accreditation, (iii) Member Provider loses or experience a material reduction in liability insurance, (iv) Member Provider engages in any act, omission, demeanor or conduct that is reasonably likely to be detrimental to patient safety or to the delivery of quality patient care, or to lead to the provision of healthcare services below applicable standards, or (v) thirty (30) days following written notice by RHG of a material default or breach by Member Provider hereunder and the failure of Member Provider to cure such default or breach during such thirty (30) day period.

VII.2.3  Termination for Insolvency.  This Agreement shall terminate immediately
         --------------------------
in the event that either RHG or Member Provider voluntarily or involuntarily, liquidates, dissolves or becomes subject to any proceeding for the rehabilitation or conservation of their financial affairs.

VII.2.4  Termination by Either Party.  Either party may terminate this Agreement
         ---------------------------
without  cause  upon  one  hundred  and  twenty (120) days prior written notice.

VII.2.5  Unforeseen Events.  In the event that either party's ability to perform
         -----------------
their obligations under this Agreement is substantially interrupted by war, fire, insurrection, riots, the elements, earthquake, acts of God, or other similar circumstances beyond the reasonable control of such party, the party shall be relieved of those obligations for the duration of the interruption upon notice to the other party. In the event that the interruption is reasonably determined likely to persist for at least ninety (90) days, either party may terminate this Agreement upon thirty (30) days prior written notice.

VII.3  Effects  of  Termination.  Upon  termination  of  this Agreement, neither
       ------------------------
party shall have any further obligation hereunder except for (i) obligations accruing prior to the date of termination, including without limitation, any obligation by Member Provider to continue to provide healthcare services to Qualified Participants, and (ii) obligations, promises or covenants contained herein which are expressly made to extend beyond the term of this Agreement.

VII.4  Qualified  Participant  and  Payor  Notification. Upon the termination of
       ------------------------------------------------
this Agreement, by either party, Member Provider shall cooperate with RHG to notify Qualified Participants and Payors of such termination.

VIII.  CONTINUATION  OF  BENEFITS

VIII.1  Continuation  of  Benefits.  Upon  termination of this Agreement, Member
        --------------------------
Provider shall continue to provide services in accordance with this Agreement to any Qualified Participant currently undergoing treatment by Member Provider, until a medically appropriate transfer of care has been accomplished provided, however, that Member Provider shall exercise best efforts to accomplish such transfer within thirty (30) days after the date this Agreement terminates. Member Provider will be reimbursed for any such services in accordance with the terms of this Agreement.

VIII.2  Survival.  The  provisions  of  this  Article  VIII  shall  survive  the
        --------
termination of this Agreement regardless of the cause giving rise to such termination, as will sections II.8,VI.2, VI.3, VII.3, IX, and X. The provisions of this Article VIII supersede any oral or written agreement to the contrary now existing or hereafter entered into between Member Provider and any Qualified Participant or any person acting on a Qualified Participant's behalf.

IX.  CONFIDENTIALITY

All business, medical and other records relating to the operation of RHG, including, but not limited to, books of account, general administrative records, policies and procedures, pricing information, terms of this Agreement and all information generated and/or contained in management information systems owned by or pertaining to RHG, and all systems, manuals, computer software and other materials, but excluding patient charts, shall be and remain the sole property of RHG (collectively, the "Confidential Information"). Member Provider acknowledges that the Confidential Information and all other information regarding RHG that is competitively sensitive is the property of RHG and RHG may be damaged if such information was revealed to a third party. Accordingly, Member Provider agrees to keep strictly confidential and to hold in trust all Confidential Information. Upon termination of this Agreement by either party for any reason whatsoever, Member Provider shall promptly return to RHG all material constituting Confidential Information or containing Confidential Information, and Member Provider will not thereafter use, appropriate, or reproduce such information or disclose such information to any third party. Member Provider specifically agrees that under no circumstances will Member Provider discuss the terms and conditions of this Agreement, and in particular the pricing information herein, with any other Member Provider, healthcare provider or purchaser of healthcare services.

X.  MISCELLANEOUS

X.1  Disputes.  All  disputes and difference between the Member Provider and RHG
     --------
upon which an amicable understanding cannot be reached are to be decided by the following method:

X.1.1 Mediation through RHG.  The Member Provider shall notify RHG in writing of
      ---------------------
the dispute or disagreement, it shall supply RHG with all pertinent information and state its position on the dispute. Upon receipt of this information, RHG will immediately contact Payor and require the same information. RHG will then attempt to mediate the dispute to the mutual satisfaction of all parties. If mediation is not possible within a reasonable time, not to exceed thirty (30) days from the time of first notice, the following procedure will apply:

X.1.2  Arbitration.  If  the  dispute  cannot be solved by the mediation process
       -----------
described above, either the Member Provider, RHG or Payor may elect to submit the dispute to binding arbitration under the rules of the American Arbitration Association or any other method of arbitration mutually agreed upon by the parties. Arbitration will be conducted in Houston, Texas. Each party will be responsible for their own legal fees. The cost of the arbitration services will be the sole responsibility of the party requesting the arbitration.

X.2  Non-Exclusivity.  Nothing  in this Agreement shall be construed to restrict
     ---------------
Member Provider or RHG from entering into other contracts or agreements to provide healthcare services to Payors or other healthcare delivery plans, patients, and employer groups.

X.3  Entire  Agreement.  This Agreement contains the entire understanding of the
     -----------------
parties and supersedes any prior understandings and agreements, written or oral, respecting the subjects discussed herein.

X.4  No  Waiver.  The  waiver  by  either  party of a breach or violation of any
     ----------
provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach hereof.

X.5  Regulatory  Compliance.  Member  Provider  and  RHG  agree  that each shall
     ----------------------
comply with all applicable requirements of municipal, county, state and federal authorities, all municipal and county ordinances and regulations, and all applicable state and federal statutes and regulations, now or hereafter in force and effect, governing RHG, Member Provider the provision of services of by Member Provider, and/or Payors, including but not limited to applicable requirements under any state or federal fair employment practices, equal employment opportunity, or similar laws declaring discrimination in employment based upon race, color, creed, religion, sex, or national origin as illegal, and, Titles VI and VII of the Civil Rights Act of 1964, Section 202 of Executive Order 11246 as amended by Executive Order 11375, Sections 503 and 504 or the Rehabilitation Act of 1973 and Title IV of the Vietnam Era Veterans Readjustment Assistance Act of 1974, and Sections 1 and 3 of Executive Order 11625, or any applicable rule or regulation promulgated pursuant to any such laws or orders.

X.6  Governing  Law.  This  Agreement  shall  be  governed  by  and construed in
     --------------
accordance  with  applicable  Texas  State  law.

X.7  Amendments.  This  Agreement  may  be  amended by RHG upon thirty (30) days
     ----------
written notice of such proposed amendment. Failure of Member Provider to provide written objection to such amendment within the thirty (30) day period shall constitute Member Provider's approval of such amendment.

X.8  Severability.  The invalidity or un-enforceability of any term or condition
     ------------
hereof shall in no way affect the validity or enforceability of any other term or provision.

X.9  Assignment.  Member Provider may not assign or otherwise transfer any right
     ----------
or delegate any duty of performance hereunder, in whole or in part without the prior written consent of RHG. RHG retains the right to assign this Agreement, in whole or in part, to any entity with which RHG or its parent company or any of its subsidiaries is affiliated, or with which it merges or consolidates.

X.10 Third Party Beneficiaries.  Except for Payors and the agents thereof, there
     -------------------------
are  no  third  party  beneficiaries  of  this  Agreement.

X.11  Captions.  The  captions  and headings contained in this Agreement are for
      --------
reference purposes only and shall not affect in anyway the meaning or interpretation of this Agreement.

X.12  Execution  of  Counterparts.  This Agreement may be executed in any number
      ---------------------------
of counterparts, including facsimiles, each of which shall be deemed to be an original as against any part whose signature appears thereon, and all of which shall together constitute one and the same instrument.

X.13  Partial Invalidity.  If any part, clause or provision of this Agreement is
      ------------------
held to be void by a court of competent jurisdiction, the remaining provisions of this Agreement shall not be affected and shall be given construction, if possible, as to permit it to comply with the minimum requirements of any applicable law, and the intent of parties hereto.

X.14  Official  Notices.  Any  notice  or  communication  required, permitted or
      -----------------
desired to be given hereunder shall be deemed effectively given when personally delivered or mailed, return receipt requested, or overnight express mail addressed as follows:

Member Provider or Representative/Designee:
          (Please Print)

Name:
     -----------------------------------------------
Organization:
             ---------------------------------------
Address:
        --------------------------------------------
City/State/Zip:
               -------------------------------------
Telephone:
          ------------------------------------------
Fax:
    ------------------------------------------------

Organization:

     Rockport Healthcare Group, Inc.
     Attn: Director of Provider Relations
     50 Briar Hollow Lane, Suite 515W
     Houston, TX 77027
     Telephone: (713) 621-9424
     Fax: (713) 621-9511

or to such other address, and to the attention of such other person(s) or officer(s) as either party may designate by written notice.

IN WITNESS WHEREOF, the undersigned will be deemed to have executed this Agreement as of the date this Agreement is signed by RHG.

FOR AND ON BEHALF OF:

ROCKPORT HEALTHCARE GROUP, INC.
50 BRIAR HOLLOW LANE, SUITE 515W
HOUSTON, TX 77027


-------------------------------------------------

DATE:
     --------------------------------------------


FOR AND ON BEHALF OF:

MEMBER PROVIDER OR REPRESENTATIVE/DESIGNEE

SIGNATURE:
          ----------------------------------------
NAME:
     ---------------------------------------------
                     (PRINT)
TIN:
    ----------------------------------------------
DATE:
     ---------------------------------------------

                                   EXHIBIT "C"

                           QUALITY MANAGEMENT PROGRAM

SCOPE

The Quality Management Program is designed to assure an objective, systematic and unbiased monitoring and evaluation of the utilization management review process. It is responsible to the clients for whom it performs its functions within the rules and regulations set forth both by state and federal agencies.

OBJECTIVES

The  objectives  of  the  Quality  Management  Program  are  to:
-    To  assure  compliance  with  state  and  federal  rules  and  regulations;
-    To  promote accurate determinations based on the individual worker's claim;
- To utilize accepted medical criteria to evaluate the claimant injuries, care and treatment; and
- To consistently monitor reviews using a process that includes the use of standards, indicators, and outcomes.

PROCEDURE

The  Quality  Management  Program  will  meet  its  objectives  by:
- Defining those person(s) responsible for the Quality Management Program and its implementation;
- Defining the scope of services, products offered, patient population served, and objective criteria used to define the service;
- Defining the staff qualifications and credentials. Assuring processes are in place to resolve problems related to customer service issues and improve outcomes;
- Describing evaluations of activities implemented to improve service and the effectiveness of the actions, and
- Describing the appropriate documentation and reporting of findings related to monitoring process within the organizational structure and standards.

QUALITY  MANAGEMENT  STANDARDS

-    Confidentiality
-    Accessibility
-    Criteria Based Review
-    Collaboration
-    Performance Evaluation
-    Education
-    Program Evaluation

AUTHORITY

The execution of the Quality Management Program is the responsibility of each employee. The Quality Management Committee (the "QM Committee") directs the company's Quality Management Program. This standing committee has been established with its authority stemming from the EOS Medical Director.

COMPOSITION  OF  QM  COMMITTEE

- The Medical Director is the chairperson of the QM Committee. Members include on Physician Advisor, the Director of the Practice
-    Management  and  Case  Management  Products,  and  at  least two designated
     CMs/URNs.
- Removal or replacement of a member of the QM Committee occurs at the recommendation of the chairperson, subject to the approval of the majority of the members.
-    The  Director  appoints  designated  CMs/URNs.

- The Chairperson, subject to approval of the majority, shall accomplish removal of a CM/URN.

FUNCTION

The QM Committee establishes and implements a program to include, but is not limited to the following:
- The establishment and performance of a program that adheres to the federal, state, and accreditation standards;
- Review of all new policies and procedures related to implementation of quality monitoring, audits and outcome measures;
- Review of quality reports submitted by departments, which measure adherence to standards;
-    Providing  direction to staff on adherence to quality service and programs;
- Monitoring provider performance in relation to utilization practices within the PPO bylaws and the state and federal regulations;
- Identifying questionable utilization patterns of a specific physician, group of physicians, other health professional, or supportive services;
-    Forwarding  all  providers  issues  to  the  Medical  Committee for review;
- Adoption, adaptation and/or development of medical criteria used in the evaluation of encouragement of appropriate utilization; and
- When review criteria from a source other than the defined source is recommended, it will be made available to the PPO providers.

FREQUENCY OF MEETINGS

Meetings of the QM Committee will be held quarterly on the third Wednesday following the end of the preceding quarter.

MINUTES AND REPORTS OF THE QM COMMITTEE

Minutes shall be kept on all meetings and records shall be maintained. These records shall include:
-    Those  members  in  attendance;
- The chart or case number of any case reviewed and/or the provider number of any physician pattern reviewed;
- The standards, indicator and outcomes presented, the recommendations discussed, time frames for implementation and the designated individual(s) responsible for implementation;
- Studies reviewed, including the design, parameters, sample size and estimated date of completion. If the study has been completed, the records must show the results of the studies of and the recommendations of the QM Committee; and
- If follow up is necessary, the date of corrective action(s), implementation plan(s) and designated persons responsible shall be clearly identified.

NON-DISCIPLINARY  ROLE

The QM Committee has no authority to discipline or reprimand any member of the medical staff. Such authority is the responsibility of the Medical Executive Staff and bound by the contract set forth in the PPO agreement.

                                   EXHIBIT "D"

                             COMPENSATION TO NETWORK


FHMRM shall pay NETWORK ** percent (**%) of FHMRM'S actually received NETWORK Revenue. NETWORK Revenue is FHMRM's actual cash receipts, less any amounts refunded, compromised or adjusted, generated by charging Payors a percentage of Savings achieved through repricing of Participating Providers' medical bills as provided in this Agreement. Savings is defined as the difference between Billed Charges and the lesser of (a) Fee Schedule or (Usual and Customary Charges as determined by FHMRM where Covered Services are not included in the applicable Fee Schedule); (b) Contract Charges; or (c) Billed Charges less duplicate charges.

FHMRM shall have full control of and discretion as to the collection, refund, adjustment or compromise of any or all of its clients' accounts.